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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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Beverly Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beverly Enterprises, Inc.

One Thousand Beverly Way

Fort Smith, Arkansas 72919
(479) 201-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., CDT, on Thursday, May 20, 2004

PLACE	Holiday Inn 700 Rogers Avenue Fort Smith, Arkansas 72901

ITEMS OF BUSINESS	(1) Elect the seven nominees to the Board of Directors;

(2) Ratify the appointment of Ernst & Young LLP as our independent auditors for 2004;

(3) Amend the 1997 Long-Term Incentive Plan and Approve that Plan’s Performance Goals;

(4) Amend and Restate the Non-Employee Directors’ Stock Option Plan; and

(5) Transact any other business properly brought before the Annual Meeting, including at any adjournment or postponement of the Annual Meeting.

RECORD DATE	If you were a stockholder on March 31, 2004 (the “Record Date”), you are entitled to vote.

ANNUAL REPORT	Our 2003 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares of stock be represented and voted at the meeting. Please MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the meeting.

April 9, 2004	DOUGLAS J. BABB Secretary

PROXY STATEMENT FOR

BEVERLY ENTERPRISES, INC.
2004 ANNUAL STOCKHOLDERS MEETING

ANSWERS TO FREQUENTLY ASKED QUESTIONS

1.	Q.	Why am I receiving these proxy materials?

	A.	Beverly’s Board is asking for the right to vote your shares as your proxy or agent at the Annual Meeting. Acting as your proxy, a member of the Proxy Committee, appointed by the Board, will vote your shares as you instruct on your proxy card. This proxy statement includes a discussion about the issues to be voted on. Each share you own is entitled to one vote on each matter considered at the Annual Meeting.

2.	Q.	On which proposals may I vote?

	A.	You may vote to:
(1) Elect the seven nominees to the Board of Directors;
(2) Ratify the appointment of Ernst & Young LLP as our independent auditors for 2004;
(3) Amend the 1997 Long-Term Incentive Plan and Approve that Plan’s Performance Goals;
(4) Amend and Restate the Non-Employee Directors’ Stock Option Plan; and
(5) Approve or disapprove any other business properly presented for a vote at the Annual Meeting. Please see Question and Answer 14 below.

3.	Q.	What vote is required to approve each proposal?

	A.	(1) Elect the seven nominees to the Board of Directors.

• The seven nominees who receive a plurality of all of the votes cast, in person or by proxy, and entitled to vote at the Annual Meeting at which a quorum is present, will be elected.
• If you vote for at least one nominee on your proxy card, but don’t vote or indicate “withhold authority” for any other nominee on your proxy card, your shares will not count “for” such other nominee.
• If you neither vote for any nominees on your proxy card, nor indicate “withhold authority” for all nominees on your proxy card, your shares will count “for” all the nominees.

(2) Ratify the appointment of Ernst & Young LLP as our independent auditors for 2004.

• The affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required for stockholder ratification of the appointment of the independent auditors for 2004.
• If you indicate that you wish to “abstain” from voting on your proxy card, it has the same effect as if you voted “against” the proposal.
• If you submit your signed proxy card but neither vote on this proposal on your proxy card nor indicate that you wish to “abstain” from voting on this proposal on your proxy card, your shares will count “for” the proposal.

(3) Amend the 1997 Long-Term Incentive Plan and approve that Plan’s performance goals.

• The affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendments to the 1997 Long-Term Incentive Plan and that Plan’s performance goals.
• If you indicate that you wish to “abstain” from voting on your proxy card, it has the same effect as if you voted “against” the proposal.
• If you submit your signed proxy card but neither vote on this proposal on your proxy card nor indicate that you wish to “abstain” from voting on your proxy card, your shares will count “for” the proposal.

(4) Amend and Restate the Non-Employee Directors’ Stock Option Plan.

• The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendments to the Non-Employee Directors’ Stock Option Plan.
• If you indicate that you wish to “abstain” from voting on your proxy card, it has the same effect as if you voted “against” the proposal.
• If you submit your signed proxy card but neither vote on this proposal on your proxy card nor indicate that you wish to “abstain” from voting on your proxy card, your shares will count “for” the proposal.

4.	Q.	How does the Board recommend I vote on the proposals?

	A.	The Board recommends a vote FOR each director nominee, FOR ratification of the appointment of Ernst & Young LLP as Beverly’s independent auditors for 2004, FOR approval of the amendments to the 1997 Long-Term Incentive Plan and the performance goals utilized under such plan and FOR approval of the amendments to and restatement of the Non-Employee Directors’ Stock Option Plan.

5.	Q.	Who is entitled to vote?

	A.	Stockholders as of the close of business on March 31, 2004 (the “Record Date”) are entitled to vote. As required by Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting on May 20, 2004 and for 10 days prior to the meeting, during normal business hours, at Beverly’s corporate office located at One Thousand Beverly Way, Fort Smith, Arkansas 72919.

6.	Q.	Does holding my stock in a brokerage account affect my entitlement to vote?

	A.	If your shares are held in a brokerage account, your broker or a custodian is shown on our books as the stockholder and the person entitled to vote the shares. Under the rules of the New York Stock Exchange (“NYSE”), your broker is required to seek instructions from you on how to vote the shares of your stock. You received this proxy statement and Beverly’s annual report along with the request for instructions on how to vote from your broker, who we supplied and paid to distribute this information.

7.	Q.	What happens if I don’t instruct my broker how to vote?

	A.	Under the current rules of the NYSE, your broker will be able to vote your shares without your instructions on proposals 1 and 2. Your broker will not be able to vote your shares on proposals 3 and 4, unless you provide your broker with voting instructions for these proposals.

8.	Q.	What happens if I do not vote the shares registered in my name?

	A.	If your shares are held in a registered account maintained by the transfer agent, The Bank of New York, your shares will not be voted or considered in the determination of a quorum.

There is a risk to your account if you do not vote your shares. The risk relates to the abandoned property law. This is a law that has been adopted by all states. It provides for the state to take possession of property abandoned by its owner. This law presumes that, where there is a lack of communication between you and the transfer agent for a specified period of time, you have abandoned the account. Once this presumption arises, the transfer agent is required to attempt to contact you but if the attempt is unsuccessful, it must transfer the stock in your account to the state of your last known address, as shown on the records of the transfer agent. If the shares in your account are transferred to the state, the certificate you are holding will be canceled, and you will no longer be a stockholder. The only way to have your stock ownership reinstated is to contact the state holding your stock.

To avoid these consequences, make sure you contact the transfer agent with any change of address so that you will be assured of receiving communications from us and the transfer agent. Signing and returning the enclosed proxy card is a way to make sure communication is maintained.

9.	Q.	What is a “quorum”?

	A.	A “quorum” for purposes of the items of business to be transacted at the Annual Meeting is a majority of Beverly’s issued and outstanding shares of common stock. As of the Record Date, there were 107,243,535 shares of Beverly common stock issued and outstanding, all of one class and each having one vote. There must be at least 53,621,769 shares present or represented by proxy at the Annual Meeting for business to be transacted. If you vote by proxy card, your shares will be considered part of the quorum.

10.	Q.	How do I vote?

	A.	Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all proposals set forth in this proxy statement by a member of Beverly’s Proxy Committee. The members of the Proxy Committee are: Douglas J. Babb, William R. Floyd and Jeffrey P. Freimark.

11.	Q.	May I revoke my proxy?

	A.	If you give a proxy, you can revoke it at any time before your shares are voted. You can revoke in any one of three ways:

• submit a valid, later-dated proxy card;
• notify Beverly’s Corporate Secretary, in writing, before the Annual Meeting that you have revoked your proxy; or
• vote in person at the Annual Meeting.

12.	Q.	What does it mean if I get more than one proxy card?

	A.	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. SIGN AND RETURN ALL PROXY CARDS TO ENSURE THAT ALL OF YOUR SHARES ARE VOTED. We encourage you to have all accounts registered in the same name and address (whenever possible), as a means of helping Beverly reduce costs. You can accomplish this by contacting our transfer agent, The Bank of New York, at the following address:

The Bank of New York
Shareholder Relations Department
11E P. O. Box 11258
Church Street Station
New York, NY 10286
E-Mail: shareowner-svcs@bankofny.com
Phone: 1-800-524-4458
Web Site: http://www.stockbny.com

Consolidating accounts is also helpful in avoiding the abandoned property problem discussed in Question and Answer 8 above.

13.	Q.	Who will count the votes?

	A.	Representatives of The Bank of New York, acting as independent tabulator, will count the votes. John G. Arena, an officer of Beverly, will act as the inspector of elections.

14.	Q.	How will voting on any other business be conducted?

	A.	Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented, your signed proxy card gives authority to each member of the Proxy Committee to vote on such matters at its discretion.

15.	Q.	How do I vote if I participate in the Employee Stock Purchase Plan?

	A.	Computershare, as administrator of the Employee Stock Purchase Plan, is the record holder of the shares. Your shares are held in a nominee position with Computershare’s broker dealer, Merrill Lynch. Computershare will seek instructions from you on how to vote and convey them to Merrill Lynch, who in turn will vote the shares.

16.	Q.	Who can attend the Annual Meeting?

	A.	All stockholders of record on the Record Date can attend. If your stock is held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the Annual Meeting.

17.	Q.	Who are the largest principal stockholders?

	A.	Beneficial owners of Beverly common stock in excess of 5% of the outstanding shares as of December 31, 2003 are required to file reports showing the number of shares owned on December 31, 2003 with the Securities and Exchange Commission (the “SEC”) and send a copy to Beverly. Based solely on those reports, the stockholders beneficially owning 5% or more of the outstanding shares as of December 31, 2003 were:

		Shares Beneficially
Title of		Owned as of
Class	Name and Address of Beneficial Owner	December 31, 2003	Percent of Class

Common	Strong Capital Management, Inc. 100 Heritage Reserve Menomonee Falls, WI 53051	8,176,215 shares	7.60%
Common	Wellington Management Company, LLP 75 State Street Boston, MA 02109	7,151,050 shares	6.676%
Common	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	6,430,775 shares	6.00%
Common	Barclays Global Investors 45 Fremont St. San Francisco, CA 94105	5,402,927 shares	5.03%

18.	Q.	When are the stockholder proposals for the 2005 Annual Meeting due?

	A.	All stockholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing for receipt by December 9, 2004. They should be sent to the Corporate Secretary, Beverly Enterprises, Inc., One Thousand Beverly Way, Fort Smith, AR 72919.

Additionally, Beverly’s advance notice by-law provision requires that any stockholder proposal to be presented from the floor of the 2005 annual meeting be received by the Corporate Secretary at least seventy-five (75) days before the meeting. It is currently expected that the 2005 Annual Meeting will be held on May 19, 2005. If this is the date set by the Board, stockholder proposals to be presented from the floor will be due by March 6, 2005. Proposals may be presented from the floor only after a determination has been made that it is a proper matter for consideration.

19.	Q.	Can a stockholder recommend someone to be a nominee for director?

	A.	As a stockholder, you may recommend any person to be a nominee for director by writing to the Chairman of the Nominating and Compensation Committee of the Board, c/o the Corporate Secretary at Beverly’s address above. The recommendations must be received by Beverly no later than the date by which stockholder proposals must be received to be considered for inclusion in the proxy statement, which is the first date set forth in Question and Answer 18 above. Each recommendation must be accompanied in writing by the following information:

• name and address of the stockholder recommending the nomination;
• a representation that the stockholder recommending the nomination is a record holder;
• a representation that the stockholder recommending the nomination intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified;
• information regarding each recommended potential director nominee that would be required to be included in a proxy statement;
• a description of any arrangements or understandings between the stockholder recommending the nomination and the recommended potential director nominee; and
• the consent of each recommended potential director nominee to serve as a director, if elected.

20.	Q.	Are there any specific, minimum qualifications for director nominees?

	A.	The Nominating and Compensation Committee of the Board has established certain criteria it considers as a guideline in considering nominations to Beverly’s Board of Directors. The criteria include: character, knowledge, experience, education, business judgment, diligence, stock ownership, independence, loyalty, reputation and ability to contribute to board balance and diversity. These criteria are not exhaustive, and the Nominating and Compensation Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors.

21.	Q.	What is the Nominating and Compensation Committee’s process of identifying and evaluating nominees?

	A.	Prior to each Annual Meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating and Compensation Committee will consider incumbent board members and other well-qualified individuals as potential director nominees. The Nominating and Compensation Committee will determine whether to retain an executive search firm to identify Board candidates. If an executive search firm is retained, the Nominating and Compensation Committee will select the search firm, approve the search firm’s fees and other retention terms and specify for the search firm the criteria to use in identifying potential candidates consistent with the director qualification criteria described above. The Nominating and Compensation Committee will review each potential candidate. Management may assist the Nominating and Compensation Committee in the review process at the Committee’s direction. The Nominating and Compensation Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder will be evaluated in the same manner as candidates identified by the Nominating and Compensation Committee.

With the exception of Ivan R. Sabel, each of the nominees for election as a director at the 2004 Annual Meeting was elected at the Annual Meeting of stockholders held in 2003. Mr. Sable was initially recommended for consideration by a former director of Beverly. The qualifications of Mr. Sabel were then reviewed by the members of the Nominating and Compensation Committee. All of the nominees are recommended by the Nominating and Compensation Committee to stand for election by the stockholders.

22.	Q.	Could other matters be decided at the Annual Meeting?

	A.	We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of a member of the Proxy Committee to the extent permitted by the rules of the NYSE.

23.	Q.	How much did this proxy solicitation cost?

	A.	Georgeson & Company was hired to assist in the distribution of proxy materials and solicitation of votes for $12,500, plus expenses. We also reimburse brokerage houses for their distribution costs. Beverly officers and employees may also participate in the solicitation, without additional compensation.

24.	Q.	How can I obtain copies of Beverly’s periodic and current reports filed with the SEC?

	A.	Our periodic and current reports are available, free of charge, on Beverly’s website at http://www.beverlycares.com[1] as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

[1] This website address is not intended to function as a hyperlink, and the information contained on Beverly’s website is not a part of this proxy statement.

25.	Q.	How can I obtain copies of Beverly’s Corporate Governance Guidelines, Audit and Compliance Committee Charter and Nominating and Compensation Committee Charter?

	A.	Our Corporate Governance Guidelines, Audit and Compliance Committee Charter and Nominating and Compensation Committee Charter are available, free of charge, on Beverly’s website at http://www.beverlycares.com.[1] We will also provide copies of these documents in printed form at the request of any stockholder.

26.	Q.	Has Beverly adopted a Code of Business Conduct and Ethics, and if so, how can I obtain a copy?

	A.	We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, as well as a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, controller and other persons serving similar functions. Each of these codes is available, free of charge, on Beverly’s website at http://www.beverlycares.com.[1] We will also provide a copy in printed form at the request of any stockholder.

27.	Q.	Does Beverly’s Board of Directors provide a process for stockholders to send communications to the Board?

	A.	Stockholders may send correspondence to the Board of Directors c/o the Corporate Secretary at One Thousand Beverly Way, Fort Smith, Arkansas 72919. The Corporate Secretary will review all correspondence addressed to the Board, or to any individual Board member. The Corporate Secretary will determine whether correspondence should be forwarded to the Board or would be more appropriately answered by management. The Corporate Secretary will summarize all correspondence not forwarded to the Board and make the summaries of the correspondence periodically available to the Board for its review. At the Board’s request, the Corporate Secretary will provide the Board with the actual correspondence underlying the summaries

1 This website address is not intended to function as a hyperlink, and the information contained on Beverly’s website is not a part of this proxy statement.

PROPOSALS ON WHICH YOU MAY VOTE

1. ELECT THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS

      Seven of the eight people currently serving as directors of Beverly have been nominated for re-election as directors. Mr. Greene and Ms. Holiday have informed the Board that in connection with their retirement they have determined not to seek re-election as directors. Detailed information on each nominee is provided on page 20. Each director is elected annually and serves a one-year term until the next Annual Meeting or until his or her successor is elected and qualified. Except as otherwise specified on your proxy card, proxies will be voted for the election of all nominees.

      If a nominee becomes unable to stand for re-election, the Board may reduce the number of directors serving on the Board or designate a substitute. If a substitute is designated, proxies voted for the original nominee will be cast for the substitute.

Your Board unanimously recommends a vote FOR the election of each nominee as a director.

2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR 2004

      The Audit and Compliance Committee has appointed, and the Board has ratified the appointment of, Ernst & Young LLP as our independent auditors for 2004. Ernst & Young LLP has unrestricted access to the Audit and Compliance Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions. They may also make a statement if they desire to do so.

Audit Fees

      Ernst & Young LLP fees for the 2003 annual audit and the 2002 annual audit were $1,292,000 and $1,067,000, respectively, including fees associated with the reviews of Beverly’s quarterly reports on Form 10-Q and includes consents on registration statements filed with the SEC in 2003.

Audit-Related Fees

      Ernst & Young LLP fees for audit-related services in 2003 and 2002 were $668,000 and $1,312,000, respectively. Audit-related services generally include employee benefit plan audits, statutory and affiliate audits, agreed-upon compliance attestation procedures under Beverly’s Corporate Integrity Agreement with the Office of Inspector General and consultations on accounting and financial reporting matters.

Tax Fees

      Ernst & Young LLP fees for tax services in 2003 and 2002 were $30,000 and $176,000, respectively. Tax services rendered to Beverly primarily include tax return compilation reviews, state tax planning assistance and consultations on tax matters.

All Other Fees

      All other Ernst & Young LLP fees were zero in 2003 and $105,000 in 2002. These fees included fees for human resource benefit consulting and risk management advisory services in 2002.

      The Audit and Compliance Committee has determined that the provision of these services is compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policy for Audit and Non-Audit Services Performed by Independent Auditors

      The Audit and Compliance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit and Compliance Committee is provided sufficient detail regarding each service to be pre-approved, in order to enable the Audit and Compliance Committee to determine whether providing such service might impair the independence of the auditor. Pre-approval is provided periodically as determined necessary and any pre-approval is detailed as to the particular service or category of services and generally subject to a budget or fee range, but only for purposes of authorizing payment. Interpretations as to whether a particular service to be provided falls within the definition of a service that has already been pre-approved shall be made by the Audit and Compliance Committee or its delegate. Management and the independent auditors are required to report periodically to the Audit and Compliance Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit and Compliance Committee may also pre-approve particular services on a case-by-case basis. The Audit and Compliance Committee has delegated pre-approval authority to the Chairman of the Committee, and the Chairman must report, for informational purposes only, any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting.

Your Board unanimously recommends a vote FOR the ratification of Ernst & Young LLP’s appointment as our independent auditors for 2004.

3. AMEND THE 1997 LONG-TERM INCENTIVE PLAN AND APPROVE THAT PLAN’S PERFORMANCE GOALS.

      The Board of Directors recommends that the stockholders approve certain amendments to Beverly’s 1997 Long-Term Incentive Plan, as amended and restated effective as of June 1, 2001 (the “1997 Plan”), that will: (i) increase the number of shares of Beverly common stock reserved and authorized for issuance under the 1997 Plan by 5,250,000 shares, from 15,000,000 shares to 20,250,000 shares; (ii) permit the use of such additional shares for any award under the Plan, including restricted stock, restricted stock units, performance shares, performance units, bonus stock, other stock unit awards and incentive or nonqualified stock options; (iii) allow the Board of Directors or the Nominating and Compensation Committee of the Board of Directors (for purposes of this Item 3, the “Committee”) to remove the restrictions placed on restricted stock granted under the 1997 Plan upon the occurrence of a change in control, retirement, employee’s involuntary termination without cause or other event to the extent required by existing change in control, employment, severance or other agreements Beverly has entered into, and may enter into from time to time in the future, with a participant in the 1997 Plan; and (iv) clarify that performance-based cash bonuses are payable under the 1997 Plan and revise the permitted performance criteria for the performance-based bonuses for purposes of Code Section 162(m). In addition, the Board of Directors recommends that the stockholders approve the 1997 Plan’s performance goals, which are utilized to determine the payment of certain performance-based awards issued under the 1997 Plan, in order to comply with Internal Revenue Code (“Code”) Section 162(m) requirements.

SUMMARY OF THE PROPOSAL

      The 1997 Plan plays an important role in Beverly’s efforts to attract and retain key employees and to align the interests of employees with those of stockholders through increased employee ownership of Beverly. The shares of Beverly common stock currently reserved and authorized for issuance under the 1997 Plan are expected to be fully utilized in the near future. In order to continue to provide the appropriate equity incentives to employees, the Committee and the Board of Directors have approved, subject to stockholder approval, an increase in the number of shares of Beverly common stock reserved for issuance under the 1997 Plan.

      Beverly is currently subject to multiple employment, severance and change in control agreements (and it is expected that such agreements will be needed in the future to retain key personnel) that require Beverly to vest restricted stock earlier than the scheduled vesting date upon the occurrence of: (i) a change in control of Beverly; (ii) retirement; or (iii) the involuntary termination of an employee without cause. The 1997 Plan currently does not allow the Committee or the Board to vest restricted stock grants earlier than the scheduled vesting date, except in limited situations. In order to allow Beverly to meet its obligations under its employment, severance and change in control agreements, the Committee and the Board of Directors have approved, subject to stockholder approval, an amendment to the 1997 Plan that would allow the Committee or the Board of Directors to vest restricted stock granted under the 1997 Plan in the case of a change in control, retirement an involuntary termination without cause or other event, to the extent required in a change in control, severance or employment agreement.

      The 1997 Plan currently allows Beverly to grant performance unit awards that are payable in either shares of Beverly common stock or in cash. The Committee and the Board of Directors have approved, subject to stockholder approval, an amendment to the 1997 Plan that would: (i) clarify that the performance awards may also include performance-based cash bonuses; and (ii) expand the list of permitted performance criteria to include EBITDA-based goals and specify unforeseen extraordinary events as permitted modifications to such performance measures.

      As explained in more detail below, Beverly will generally be entitled to a tax deduction equal to the ordinary income recognized by participants for the awards granted under the 1997 Plan. However, for Beverly’s chief executive officer and Beverly’s other officers who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by Beverly to $1,000,000 for each such individual, except to the extent that their compensation is “performance-based compensation.” All stock options, stock appreciation rights and certain other awards that may be issued under the 1997 Plan are designed to be performance-based compensation for purposes of Code Section 162(m). In order to qualify under Section 162(m), however, the performance goals utilized under the 1997 Plan must be periodically approved by Beverly’s stockholders. The performance goals utilized under the 1997 Plan for purposes of Section 162(m), as proposed to be modified, are: absolute or relative increases in total stockholder return, stock price, economic value added, return on capital employed, return on the assets or net assets, revenues, sales, income, operating income, net income, operating margin, profit margin, earnings per share, return on equity, cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, operating margin or net worth of Beverly, any of its subsidiaries, divisions or other areas. The Board of Directors recommends that the stockholders approve the 1997 Plan’s performance goals.

      The amendments to the 1997 Plan and the performance goals under that Plan must be approved by the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote at the Annual Meeting. In the event stockholder approval is not obtained, the amendments will not be made and Beverly may lose a tax deduction for certain awards issued under the 1997 Plan, but awards may continue to be made under the terms of the 1997 Plan as currently in effect. In addition, Beverly may have to pay additional cash compensation to retain certain employees in lieu of providing them with equity compensation, which may place an additional burden on Beverly’s cash flow.

      The following is a summary of the material components of the 1997 Plan as it is proposed to be amended. This summary is qualified in its entirety by reference to the complete text of the proposed amendment attached to this proxy statement as Appendix A and the 1997 Plan that is incorporated herein by reference to Exhibit 10.2 to Beverly Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

DESCRIPTION OF THE PLAN AS AMENDED BY THE PROPOSED AMENDMENTS

      Administration of the 1997 Plan. The 1997 Plan is administered by the Committee. The Committee has been constituted to comply with the “non-employee director” requirements of Rule 16b-3 under the Securities Act of 1934 (“Exchange Act”), the independent director requirements of the NYSE rules for listed companies and the “outside director” requirements under Section 162(m) of the Code.

      Subject to the restrictions set forth in the 1997 Plan, the Committee has the authority to determine the individuals to whom awards will be granted; the type, size and terms of the awards; and the terms and provisions of each agreement under the 1997 Plan. It has the ability to amend awards previously granted and determine the objectives and conditions for earning the awards. The Committee may establish, amend or waive rules and regulations for administration of the 1997 Plan.

      Eligible Participants. All employees are generally eligible to participate in the 1997 Plan. As of March 31, 2004, Beverly had 35,302 employees eligible to participate in the 1997 Plan. The Committee, in its sole discretion, will determine which key employees of those who are eligible will participate in the 1997 Plan.

      Types of Awards. The 1997 Plan allows the Committee to grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, bonus stock and other stock unit awards, and upon the effectiveness of the proposed amendment, performance-based cash bonuses. Stock options granted under the 1997 Plan may be either incentive stock options qualifying under Section 422 of the Code or nonqualified stock options.

      Awards under the 1997 Plan are not transferable, except by will or the laws of descent and distribution, by a qualified domestic relations order, and certain transfers to a participant’s family members, trusts, corporations or partnerships consisting of such family members or other persons or entities approved by the Committee, subject to certain limitations.

      Share Limitations. The aggregate number of shares that may be delivered, purchased or used for the purposes under the 1997 Plan for all participants and all types of awards will be, upon the effectiveness of the proposed amendment, 20,250,000 shares of Beverly common stock. This number includes shares previously issued or subject to prior awards under the 1997 Plan. Shares of Beverly common stock issued under the 1997 Plan may be from either authorized but unissued shares or shares held as treasury stock. Any share subject to an award that for any reason expires, or is terminated unexercised or settled in cash, will again be available for issuance under the 1997 Plan. The maximum number of shares that may be issued in connection with the exercise of an incentive stock option, after the proposed amendment, is 12,750,000 shares, including shares previously awarded. The maximum number of shares that may be issued as restricted stock, restricted stock units, performance shares, performance units, bonus stock or other stock unit awards, after the proposed amendment, will be 12,750,000, including shares previously awarded. A participant may be granted multiple awards under the 1997 Plan, but no more than 1,100,000 shares of Beverly common stock may be subject to awards under the 1997 Plan in any one calendar year to any one individual. Additional limitations apply to the aggregate dollar value of shares granted under incentive stock options in order to comply with Section 422 of the Code. In addition, the maximum award that may be granted to a participant subject to Section 162(m) of the Code, as performance shares, bonus stock, performance-based cash bonuses or other stock unit awards is the lesser of 100% of the participant’s base salary as of the first day of the performance period or $1,000,000 per year.

      In the event of any change in the outstanding shares of Beverly common stock by reason of a stock split or stock dividend, recapitalization, merger, consolidation, reorganization, reclassification, any other distribution in respect to such shares or other similar corporate change, the Committee may make certain adjustments under the 1997 Plan, including adjustments in the number, kind and character of shares subject to existing and future awards, in the exercise, purchase or base price of an outstanding award, and in the maximum number of shares that can be awarded to all participants and any one participant.

STOCK OPTIONS

      Exercise Price. The Committee determines the exercise price of a stock option at the time the option is awarded. The exercise price may not be less than 100% of the fair market value of Beverly common stock on the date of grant. Upon exercise, the exercise price must be paid in cash or by the surrender, at fair market value on the date of exercise, of shares of Beverly common stock, or by any combination of cash and shares. The 1997 Plan provides that Beverly may cooperate in broker-assisted exercises and, if requested by the participant, withhold from the shares to be otherwise issued that number of shares needed to pay the exercise price.

      Term and Vesting of Options. Subject to earlier termination, as described below, an option granted under the 1997 Plan expires on the earlier of the date provided in the agreement with the participant or ten years after the date of grant. The Committee specifies at the time each option is granted, the time or times at which, and in what proportions, an option becomes vested and exercisable.

STOCK APPRECIATION RIGHTS

      Stock Appreciation Rights (“SARs”) may be granted under the 1997 Plan on a free-standing basis, without regard to the grant of a stock option, or on a tandem basis, related to the grant of an underlying stock option. SARs will be granted on terms and conditions determined by the Committee at the date of grant, subject to the limitation that the exercise price cannot be less than 100% of the fair market value of Beverly common stock on the grant date. SARs entitle the participant to receive, at the time of exercise, a payment equal to the excess, if any, of the fair market value, on the date of exercise, over the exercise price. Payment may be made in cash, shares or a combination thereof.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      Grant of Restricted Stock and Restricted Stock Units. The Committee may issue shares of Beverly common stock or rights to acquire shares of Beverly common stock to a participant, which shares are subject to restrictions and forfeiture prior to becoming freely transferable by the participant. The Committee may specify restrictions based on: (i) achievement of one or more of the business or financial performance goals of Beverly, such as absolute or relative increases in total stockholder equity, revenues, sales, net income, earnings per share, return on equity, cash flow, EBITDA, EBITDA margin, operating margin or net worth of Beverly or any of its subsidiaries, divisions or areas; (ii) service with Beverly; or (iii) any other further restrictions required by the Committee or any other business or financial criteria selected by the Committee. In addition, if an award is intended to qualify for the performance-based compensation exemption to Section 162(m) of the Code, the business or financial performance goals will be based on the criteria described on pages 15 — 16.

      Removal of Restrictions. Except where performance-based conditions or restrictions are placed on the grant, the minimum period of restriction is three years, which would permit the removal of restrictions on no more than one-third of the restricted stock or restricted stock units at the end of the first year following the grant date, and the removal of the restrictions on an additional one-third at the end of each subsequent year. If there are performance-based conditions or restrictions placed on the grant of restricted stock or restricted stock units, the period of restriction shall be no less than one year. Except in the event of death or disability of the participant or a change in control of Beverly, no restrictions may be removed during the first year following the grant date. Upon the effectiveness of the proposed amendment, the Board of Directors or the Committee will be permitted to remove the restrictions placed on a grant of restricted stock upon a change in control, retirement or involuntary termination not for cause to the extent required in a change in control, employment, severance or other agreement Beverly has entered into with an employee or may enter into with an employee in the future.

OTHER AWARDS

      In addition to stock options, SARs, restricted stock and restricted stock units, the 1997 Plan allows the Committee to grant performance units, performance stock, bonus stock and other stock unit awards, and upon the effectiveness of the proposed amendment, performance-based cash bonuses. All of these other awards are subject to the minimum period of restriction and limitations on the removal of restrictions discussed above with regard to restricted stock and restricted stock units.

CHANGE IN CONTROL

      The 1997 Plan provides that the Committee is permitted to accelerate the payment or vesting and to release any restrictions on any awards in the event of a change in control. For purposes of the 1997 Plan, a change in control is defined as the occurrence of any one of the following:

•	any person, corporation or other entity or group, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), becomes the beneficial owner of Beverly common stock having 30% or more of the total number of votes that may be cast for the election of directors of Beverly; or

•	as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a “Transaction”), the persons who were directors of Beverly before the Transaction shall cease to constitute a majority of the Board of Directors of Beverly or any successor to Beverly or its assets; or

•	If at any time: (i) Beverly shall consolidate with, or merge with, any other “person” (as such term is defined in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)) and Beverly shall not be the continuing or surviving corporation; (ii) any person shall consolidate with, or merge with, Beverly, and Beverly shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property; (iii) Beverly shall be a party to a statutory share exchange with any other person after which Beverly is a subsidiary of any other person; or (iv) Beverly shall sell or otherwise transfer 50% or more of the assets or earnings power of Beverly and its subsidiaries (taken as a whole) to any person or persons; provided, however, that notwithstanding anything to the contrary set forth in such plan, a change in control shall not include either: (a) the distribution or merger; or (b) any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of Beverly and its subsidiaries (taken as a whole) are transferred to another entity (“Controlled Entity”) with respect to which: (1) the majority of the Board of Directors of Beverly (as constituted immediately prior to such transaction(s)) also serve as directors of the Controlled Entity and immediately after such transaction(s) constitute a majority of the Controlled Entity’s board of directors; and (2) more than 70% of the shareholders of Beverly (immediately prior to such transaction(s)) become shareholders or other owners of the Controlled Entity and immediately after the transaction(s) control more than 70% of the ownership and voting rights of the Controlled Entity.

AMENDMENT AND TERMINATION

      The 1997 Plan will expire on December 31, 2006, but all awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms. The Committee or the Board of Directors may amend, suspend or terminate the 1997 Plan or any portion thereof at any time, provided such amendment is made with stockholder approval, if such stockholder approval is necessary to comply with any tax or regulatory requirement, such as Section 16 of the Exchange Act, Section 162(m) of the Code or NYSE listing requirements. Otherwise, the 1997 Plan and the rules adopted under the 1997 Plan may be amended by the Committee without further stockholder approval.

PLAN BENEFITS

      Since the Plan was established in 1997, the following awards have been granted, and thus reduce the number of shares available under the 1997 Plan:

Name/Group & Title	Stock Options	Restricted Stock

William R. Floyd	1,500,000	488,125
- Chairman of the Board
- President and Chief Executive Officer

Douglas J. Babb	437,400	125,000
- Executive Vice President
- Chief Administrative and Legal Officer

David R. Devereaux	420,700	255,276
- Chief Operating Officer — Nursing Facilities

Jeffrey P. Freimark	300,000	125,000
- Executive Vice President
- Chief Financial and Information Officer

Cindy H. Susienka	238,700	63,816
- President — AEGIS Therapies, Inc. and HomeCare

All current executive officers as a group (1)	3,829,986	1,670,803

All other employees as a group	5,811,251	1,810,501

(1)	All current executive officers as a group includes the executive officers named above.

      Awards that will be made under the 1997 Plan in the future are currently not determinable.

      On March 31, 2004, the closing price on the NYSE of Beverly common stock was $6.40 per share.

FEDERAL INCOME TAX CONSEQUENCES

      The discussion that follows is a summary, based on current law, of some of the significant federal income tax considerations relating to awards under the 1997 Plan. These rules are highly technical and subject to change. The following discussion is limited to federal income and certain employment tax rules relevant to Beverly and participants who are citizens or residents of the United States. The discussion does not address state, local or foreign income tax rules or United States tax provisions such as estate and gift taxes. Participants are urged to consult their personal tax advisors.

      Stock Options. An optionee will not generally recognize taxable income upon the grant of an incentive stock option to purchase shares of Beverly common stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of Beverly, or one of its subsidiaries, at all times from the grant date until three months prior to exercise. However, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. If an optionee, who has exercised an incentive stock option, sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of: (a) the difference between the exercise price and the fair market value of the shares on the exercise date; or (b) the difference between the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Beverly will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

      An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase Beverly shares. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares over the exercise price. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. Beverly will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

      Other Awards. The current federal income tax consequences of other awards authorized under the 1997 Plan are generally in accordance with the following:

•	SARs are subject to ordinary income tax at the time of exercise;

•	restricted stock and restricted stock units subject to a substantial risk of forfeiture result in ordinary income recognition by the participant of the excess of the fair market value of the shares or units covered by the award over the purchase price, if any, paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the grant date; and

•	performance shares, bonus stock, cash bonuses and other stock unit awards are generally subject to ordinary income tax at the time of payment.

      In each of the foregoing cases, Beverly will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

      Section 162(m). The compensation of Beverly’s executive officers named in the Executive Compensation Summary of this proxy is subject to the tax deduction limits of Section 162(m) of the Code. Beverly believes that the 1997 Plan and the grant of stock options, SARs and certain performance-based stock and cash incentives awarded under the 1997 Plan will satisfy the applicable requirements of the performance-based exemption of Section 162(m) upon the stockholders’ approval of the performance goals described below. In such event, the payments under the 1997 Plan attributable to the exercise of stock options and SARs and the payment of performance-based stock and cash incentives will be exempt from the $1,000,000 deduction limit.

      The performance measures utilized for purposes of Section 162(m) will be objective measures established by the Committee, and will be based on one or more of the following business or financial criteria:

•	absolute or relative increases in total stockholder return

•	stock price

•	economic value added

•	return on capital employed

•	return on assets or net assets

•	revenues

•	sales

•	income

•	operating income

•	net income

•	operating margin

•	profit margin

•	earnings per share

•	return on equity

•	cash flow

•	EBITDA

•	EBITDA margin

•	operating margin or net worth of Beverly, any of its subsidiaries, divisions or other areas

      If the performance-based goals established by the Committee are attained, the awards payable under the 1997 Plan are nonetheless limited as described above under “Share Limitations.”

      The foregoing does not purport to be a complete summary of the federal income tax considerations that are relevant to awards granted under the 1997 Plan. Additionally, the tax consequences under applicable state and local tax laws may not be the same as those under the federal income tax laws.

Your Board unanimously recommends that you vote FOR the approval of the amendments to the 1997 Long-Term Incentive Plan and the performance goals utilized under the 1997 Plan for purposes of Section 162(m) of the Code. If the stockholders do not approve the amendments to the 1997 Plan and the performance goals, the amendments will not go into effect, and Beverly may lose a tax deduction for certain awards issued under the 1997 Plan. The Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of Beverly’s needs. In addition, Beverly may have to pay additional cash compensation to retain certain employees in lieu of providing them with equity compensation, which may place a burden on Beverly’s cash flow.

4. AMEND AND RESTATE THE NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

      The Board of Directors recommends that the stockholders approve amendments to and a restatement of Beverly’s Non-Employee Directors’ Stock Option Plan, as amended and restated effective as of June 1, 2004 (the “Directors Plan”), that will :

•	eliminate the automatic stock option grants to non-employee members of the Board of Directors on June 1 each year;

•	expand the types of stock and performance-based awards that can be issued under the Directors Plan to include restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, performance-based cash bonuses, bonus stock and other stock unit awards;

•	increase the number of shares of Beverly common stock reserved for issuance under the Directors Plan by 450,000 shares from 450,000 shares to 900,000 shares; and

•	extend the effective term of the Directors Plan to December 31, 2010.

      The purpose of the Directors Plan is to build a proprietary interest among members of the Board of Directors, thereby securing for stockholders the benefits associated with stock ownership by those who oversee Beverly’s future growth and success. Beverly currently has very little flexibility under the Directors Plan to reach this goal because it mandates the award of stock options each year to non-employee directors. In order to provide Beverly increased flexibility in the amount and type of awards that may be granted under the Directors Plan, the Committee and the Board of Directors have approved, subject to stockholder approval, amendments to the Directors Plan that eliminate the automatic stock option grants and expand the types of awards that can be issued under the Directors Plan to include restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, performance-based cash bonuses, bonus stock and other stock unit awards.

      Without giving effect to the proposed amendment to increase the number of shares available for the Directors Plan, the shares of Beverly common stock currently reserved for issuance under the Directors Plan are expected to be fully utilized in the near future. In addition, unless the proposal is approved, the Directors Plan will expire on December 31, 2007. In order to continue to provide the appropriate equity incentives to non-employee members of the Board of Directors in the future, the Committee and the Board of Directors have approved, subject to stockholder approval, an increase in the number of shares of Beverly common stock reserved for issuance under the Directors Plan and the extension of the Directors Plan to December 31, 2010.

      The amendments to the Directors Plan must be approved by the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote at the Annual Meeting. In the event stockholder approval is not obtained, the amendments will not be made, but awards may continue to be made under the terms of the Directors Plan as currently in effect. In addition, Beverly may have to pay additional cash compensation to retain directors in lieu of providing them with equity compensation, which may place an additional burden on Beverly’s cash flow.

      The following is a summary of the material features of the Directors Plan as it is proposed to be amended and restated, which is qualified in its entirety by reference to the complete text of the proposed amendment and restatement of the Director’s Plan attached to this proxy statement as Appendix B.

DESCRIPTION OF THE DIRECTORS PLAN AS AMENDED BY THE PROPOSED AMENDMENTS

      Eligible Participants. Each non-employee member of the Board of Directors is eligible to receive stock and performance-based awards under the Directors Plan. Eligibility as to future grants cease when the individual ceases to be a director or becomes an employee of Beverly or its subsidiaries. There are currently eight non-employee directors who are eligible to participate in the Directors Plan. Two of the non-employee directors are retiring from the Board. Therefore, after the Annual Meeting, if all of the nominees are elected, there will be six non-employee directors who are eligible to participate.

      Administration of the Directors Plan. The Board of Directors of Beverly administers the Directors Plan and has full power to administer and interpret the Directors Plan.

      Share Limitations. The aggregate number of shares that may be delivered, purchased or used under the Directors Plan for all participants and all types of awards will be, upon the effectiveness of the proposed amendment, 900,000 shares of Beverly common stock. This number includes shares previously issued or subject to prior awards under the Directors Plan.

      Types of Awards. The Directors Plan currently allows the Board of Directors to grant options to purchase Beverly common stock. Upon the effectiveness of the proposed amendment, the Board of Directors will also be able to award stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, performance-based cash bonuses, bonus stock and other stock unit awards.

      Vesting/ Exercise of Awards. Upon the effectiveness of the proposed amendment, each award granted under the Directors Plan will become vested and/or exercisable in accordance with the terms and conditions determined by the Board of Directors on the grant date. The Board of Directors has the ability to accelerate the vesting of an award and reduce or remove restrictions on awards as appropriate. In addition, stock options and other awards will automatically vest in the case of death or disability of the director or a change in control of Beverly (as defined in the Directors Plan). When eligibility of a director to participate ceases for reasons other than a vesting event provided for under the Directors Plan or as determined by the Board, the director will forfeit any unvested award. Exercisable options must be exercised within three years from the date the individual ceases to be eligible under the Directors Plan.

AWARDS

      The following is a summary of the types of awards that can be issued under the Directors Plan upon the effectiveness of the proposed amendment.

      Stock Options. The Board of Directors determines the recipient and the exercise price of a stock option at the time the option is awarded. The exercise price may not be less than 100% of fair market value of Beverly common stock on the date of grant. The Board specifies at the time each option is granted, the time or times at which, and in what proportions, an option becomes vested and exercisable. Upon exercise, the exercise price must be paid in cash or by the surrender, at fair market value on the date of exercise, of shares of Beverly common stock, or by any combination of cash and shares. Subject to early termination as described above, an option granted under the Directors Plan expires on the earlier of the date provided in the option agreement with the participant or ten years after the date of grant.

      Stock Appreciation Rights (“SARs”). SARs may be granted under the Directors Plan on a free-standing basis, without regard to the grant of a stock option, or on a tandem basis, related to the grant of an underlying stock option. SARs will be granted on terms and conditions determined by the Board of Directors at the date of grant, subject to the limitation that the exercise price can not be less than 100% of fair market value on the grant date. SARs entitle the participant to receive, at the time of exercise, a payment equal to the excess, if any, of the fair market value, on the date of exercise, over the exercise price. Payment may be made in cash, shares or a combination thereof.

      Restricted Stock and Restricted Stock Units. The Board of Directors may issue shares of Beverly common stock or rights to acquire shares of Beverly stock to a participant, which are subject to restrictions and forfeiture prior to becoming freely transferable by the participant. The Board may specify restrictions based on: (i) achievement of one or more business or financial performance goals of Beverly; (ii) service on the Board of Directors; or (iii) any other restrictions required by the Board. Participants are not required to pay for awards of restricted stock or restricted stock units.

      Other Awards. The Directors Plan allows the Board of Directors to grant performance units, performance stock, performance-based cash bonuses, bonus stock and other stock unit awards. Participants are not required to pay for awards of performance units, performance stock, performance-based cash bonuses, bonus stock and other stock unit awards.

AMENDMENT AND TERMINATION

      Unless terminated earlier by the Board of Directors, upon the effectiveness of the proposed amendment, the Directors Plan will terminate on December 31, 2010. All awards made prior to and outstanding on the date the Directors Plan is terminated shall remain valid in accordance with their terms.

      The Board of Directors may amend, suspend or terminate the Directors Plan or any portion thereof at any time, provided that such amendment is made with stockholder approval if the amendment materially affects the Directors Plan’s eligibility requirements, materially increases the number of shares that can be issued under the Directors Plan, materially affects the benefits provided by the Directors Plan or if such approval is necessary to comply with any tax or regulatory requirement, such as the NYSE’s listing requirements.

PLAN BENEFITS

      Since the Directors Plan was established, options to purchase 398,676 shares of Beverly stock have been granted to non-employee directors. No awards have been granted to Beverly’s employees under the Directors Plan, including Beverly’s employee officers and directors, because only non-employee directors are eligible to participate in the Directors Plan. The benefits that will be awarded or paid under the Directors Plan upon the effectiveness of the proposed amendment are not currently determinable.

      On March 31, 2004, the closing price on the NYSE of Beverly common stock was $6.40 per share.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary, based on current law, of some of the significant federal income tax considerations relating to awards under the Directors Plan upon the effectiveness of the proposed amendment. These rules are highly technical and subject to change. The following discussion is limited to federal income and certain employment tax rules relevant to Beverly and participants who are citizens or residents of the United States. The discussion does not address state, local or foreign income tax rules or United States tax provisions such as estate and gift taxes. Participants are urged to consult their personal tax advisors.

•	stock options granted to a non-employee director under the Directors Plan will not cause such non-employee director to recognize taxable income at the time of the grant, but will generally recognize ordinary income upon the exercise of the stock option. The amount of income recognized upon the exercise of the stock option will be measured by the excess, if any, of the fair market value of the shares of Beverly common stock on the exercise date over the exercise price.

•	SARs are subject to ordinary income tax at the time of exercise;

•	restricted stock and restricted stock units subject to a substantial risk of forfeiture results in ordinary income recognition by the participant of the excess of the fair market value of the shares or units covered by the award over the purchase price, if any, paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the grant date; and

•	performance shares and units, bonus stock, cash bonuses and other stock unit awards are generally subject to ordinary income tax at the time of payment.

      In each of the foregoing cases, Beverly will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

      The foregoing does not purport to be a complete summary of the federal income tax considerations that are relevant to awards granted under the Directors Plan. Additionally, the tax consequences under applicable state and local tax laws may not be the same as those under the federal income tax laws.

Your Board unanimously recommends a vote FOR approval of the amendments to and restatement of the Non-Employee Directors’ Stock Option Plan. If the stockholders do not approve the amendments to and restatement of the Non-Employee Directors’ Stock Option Plan, the amendments will not go into effect, and the Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of Beverly’s needs.

NOMINEES FOR THE BOARD OF DIRECTORS

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

William R. Floyd	(1) President since April 2000, Chief Executive Officer since February 2001 and Chairman since December 2001 of Beverly Enterprises, Inc. Former Chief Executive Officer of Choice Hotels International from 1996 to 1998. Former Chief Operating Officer of Taco Bell Corporation from 1995 to 1996.	59	2000

John D. Fowler, Jr.	(1) Managing Director of Baycrest Capital LLC since April 2003 and Managing Director of Bio-Strategic Directors LLC since February 2004. Visiting Finance Professor at the University of South Dakota School of Business beginning in March 2004. Former President and Director of Large Scale Biology from November 2001 to 2003. Former Managing Director of the Healthcare Group at J.P. Morgan & Company from 1998 to 2001. Managing Director and Co-Head, Health Care Group, Salomon Brothers, Inc. from 1992 to 1998.

	(2) Director, Project Reach Youth.	46	2002

John P. Howe, III, M.D.	(1) President and Chief Executive Officer of Project Hope since May 2001. Former President of The University of Texas Health Center at San Antonio from 1985 to 2001.

	(2) Director, Southwest Foundation for Biomedical Research.	61	2001

James W. McLane	(1) President, Chief Executive Officer and Director of Healthaxis Inc. since February 2001 and Chairman since July 2001. Former President, Chief Operating Officer and Director of NovaCare, Inc. from 1997 to 2000. Former Executive Vice President of Aetna, Inc. and CEO of Aetna Health Plans from 1991 to 1996.

	(2) Director, Outward Bound USA and Philadelphia Outward Bound.	65	2000

Ivan R. Sabel	(1) Chairman of the Board and Chief Executive Officer of Hanger Orthopedic Group, Inc. since August 1995, President and Chief Operating Officer from November 1987 to August 1995 and Vice President, Corporate Development from September 1986 to November 1987.

	(2) Director of American Orthotic and Prosthetic Association, Nursefinders, Inc. and Mid Atlantic Medical Services, Inc.	59	March 2004

Donald L. Seeley	(1) Director, Applied Investment Management Program, Department of Finance, University of Arizona since 2000. Former Vice Chairman and Chief Financial Officer of True North Communications from 1997 to 2000.

	(2) Director, Modem Media, Inc. and William Blair Funds.	60	2002

Marilyn R. Seymann, Ph.D.	(1) President and Chief Executive Officer, M One, Inc., a management, risk and governance consulting firm for financial institutions since January 1991.

	(2) Director, Community First Bankshares, Inc., NorthWestern Corporation, Maximus, Inc. and Eos International, Inc.	61	1995

Independent Directors

      The Board of Directors is composed of a majority of independent directors who satisfy the independence standards set forth in the current listing standards of the NYSE. Each of Messrs. Fowler, Howe, McLane, Sabel and Seeley and Ms. Seymann satisfy these independence standards.

BOARD OF DIRECTORS — COMMITTEES DURING 2003

       The Board of Directors has the following standing committees: Audit and Compliance Committee, Nominating and Compensation Committee and Quality Committee. Each of our Audit and Compliance Committee and our Nominating and Compensation Committee is composed entirely of independent directors in accordance with current NYSE listing standards. Furthermore, each member of our Audit and Compliance Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC and the financial literacy and sophistication requirements of the NYSE for membership on the Audit and Compliance Committee. At least one member of the Audit and Compliance Committee is an audit committee financial expert (as defined by the SEC). The membership of each of these standing committees during 2003 was as follows:

			Audit and		Nominating and
Name	Board		Compliance		Compensation		Quality

William R. Floyd	X	*
John D. Fowler, Jr.	X		X		X
James R. Greene	X		X				X
Edith E. Holiday	X				X		X	*
John P. Howe, III, M.D.	X				X		X
James W. McLane	X		X
Donald L. Seeley	X		X, E	*
Marilyn R. Seymann, Ph.D.	X				X	*	X
Number of Meetings in 2003	12(a)		12	(b)	10	(c)	4	(d)

X	Member

*	Chairperson

E	Audit committee financial expert

(a)	During 2003, the Board of Directors held seven meetings in person and five telephonically.

(b)	During 2003, the Audit and Compliance Committee held six meetings in person and six telephonically.

(c)	During 2003, the Nominating and Compensation Committee held five meetings in person and five telephonically.

(d)	During 2003, the Quality Committee held three meetings in person and one telephonically.

Committee Functions

AUDIT AND COMPLIANCE:	• oversees financial reporting process
• appoints, retains and oversees the work of independent auditors
• reviews scope and results of audit plans and accounting practices
• oversees internal audit function
• oversees compliance function and reporting under the Corporate Integrity Agreement
• issues Audit and Compliance Committee Report (see p. 25)

NOMINATING AND COMPENSATION:	• reviews and approves corporate goals and objectives relevant to the CEO compensation, evaluates CEO performance and determines and approves CEO compensation
• reviews and makes recommendations to the Board with respect to compensation matters related to other senior officers
• oversees compensation and benefits programs, plans, policies and practices
• approves goals for incentive and equity-based plans and evaluates performance
• issues Nominating and Compensation Committee Report (see p. 27)
• identifies and recommends candidates for election to Board
• establishes procedures and criteria for nomination
• develops and oversees corporate governance guidelines
• makes recommendations to the Board regarding governance matters
• makes recommendations to the Board regarding changes to Beverly’s certificate of incorporation, bylaws and the charters of Beverly’s committees
• develops and recommends to the Board policies and procedures related to corporate governance
• oversees the evaluation of the Board and management

QUALITY:	• oversees the development and monitoring of regulatory and compliance programs • reviews the scope and results of various Beverly quality reports • reports progress to the Board

Board of Directors Meetings and Attendance at Board and Committee Meetings and Annual Meetings of Stockholders

      Each director, except Dr. Howe, attended at least 75% of all meetings of the Board and any committees to which the director was assigned. Dr. Howe attended 74% of all meetings of the Board and committees to which he was assigned. Directors are encouraged to attend the Annual Meeting of stockholders of Beverly. All of the eight then-sitting directors attended the 2003 Annual Meeting.

      Each of the Audit and Compliance Committee and the Nominating and Compensation Committee, which are comprised totally of independent directors, meet at regularly scheduled executive sessions without management. The Chairperson of each of these committees presides over these sessions. In addition, the non-management directors meet at regularly scheduled executive sessions. The presiding director at those executive sessions is selected by a majority of the non-management directors and alternates from meeting to meeting.

Compensation Committee Interlocks and Insider Participation

      During 2003, John D. Fowler, Jr., Edith E. Holiday, John P. Howe, III, M.D. and Marilyn R. Seymann, Ph.D. served as members of the Nominating and Compensation Committee of the Board of Directors. None of these persons is or has been an officer or employee of Beverly or any of its subsidiaries. None of the Nominating and Compensation Committee members mentioned above was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Beverly served.

BOARD OF DIRECTORS — COMPENSATION

How was the Board compensated in 2003?

•	Employee directors received no additional compensation, other than their normal salary and expense reimbursement, for serving on the Board and its committees.

•	Non-employee directors received:

•	Annual stock option grant of 11,000 shares;
•	$35,000 annual retainer fee;
•	$1,000 for each Board or committee meeting attended in the manner in which attendance was requested or $500 for attending in any other manner;
•	$1,000 for chairing a committee meeting attended in the manner in which attendance was requested or $500 for attending in any other manner;
•	Right to defer cash compensation in exchange for deferred share units, plus a 25% Beverly match on deferred share units;
•	Annual grant of 675 deferred share units; and
•	Reimbursement for out-of-pocket costs.

•	In 2003, non-employee directors, as a group, received $413,348 in cash, $172,955 credited as deferred share units, which includes the Beverly match, and $9,579 credited as deferred cash units.

What are the non-employee director stock-based programs?

•	Non-Employee Directors’ Stock Option Plan.

•	The annual grant of an option to purchase 11,000 shares of Beverly common stock that vests one year from the grant date. Grants are made at fair market value. (See “Proposals on which you may vote — 4. Amend and Restate the Non-Employee Directors’ Stock Option Plan”).

•	Non-Employee Director Deferred Compensation Plan.

•	Non-employee directors are permitted to defer all or a portion of their cash compensation. Deferred compensation is designated as share units, cash units or a combination of both. To the extent that compensation is deferred as share units, 25% of the amount deferred is matched. Each share unit has a value equivalent to one share of Beverly common stock. Cash units accrue interest at an annual rate of 7.75%.
•	Distributions will be made in shares of Beverly common stock unless the Board approves a payment in cash. Distributions start upon retirement, termination, death or disability.
•	An annual grant of 675 deferred share units is made to each non-employee director who participates in the Non-Employee Directors Deferred Compensation Plan.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of the Record Date, the amount of Beverly common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of March 31, 2004. Ms. Holiday and Mr. Greene are included on this table because each was a director on March 31, 2004. However, they are retiring from the Board prior to the Annual Meeting and are not nominees for re-election to the Board of Directors in 2004.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

	Sole				Total
	Voting	Options			Number of	Percentage
	and	Exercisable	Other		Shares	of
	Investment	Within	Beneficial	Deferred	Beneficially	Common
Name and address(1)	Power	60 Days	Ownership(2)	Compensation(3)	Owned	Stock

Douglas J. Babb	145,000	275,550	0	0	420,550	*
David R. Devereaux	213,494 (4)	193,025	0	0	406,519	*
William R. Floyd	495,967	1,050,000	0	0	1,545,967	1.44%
John D. Fowler, Jr.	5,000	14,667	0	42,058	61,725	*
Jeffrey P. Freimark	125,000	75,000	6,450	0	206,450	*
James R. Greene	8,875	42,250	0	61,205	112,330	*
Edith E. Holiday	800	45,625	200	23,427	70,052	*
John P. Howe, III, M.D.	0	21,083	0	23,406	44,489	*
James W. McLane	0	23,968	0	17,345	41,313	*
Ivan R. Sabel	0	0	0	0	0	*
Donald L. Seeley	23,000	12,833	0	0	35,833	*
Marilyn R. Seymann, Ph.D.	1,000	45,625	0	21,933	68,558	*
Cindy H. Susienka	73,601 (4)	107,100	0	0	180,701	*
All Directors and Executive Officers as a Group (24 persons)	1,901,920	2,460,251	16,900	189,374	4,568,445	4.26%

*	Percentage of Beverly common stock owned does not exceed 1%.

(1)	Unless otherwise noted, the address of each person is One Thousand Beverly Way, Fort Smith, Arkansas 72919.

(2)	Shares owned by family members.

(3)	Shares credited under the Non-Employee Director Deferred Compensation Plan

(4)	Includes shares allocated through participation in the Employee Stock Purchase Plan.

BEVERLY ENTERPRISES, INC.

AUDIT AND COMPLIANCE COMMITTEE REPORT2

       The Audit and Compliance Committee currently consists of four independent non-employee directors who satisfy the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the current listing standards of the NYSE. On February 11, 2004, the Board adopted a restated written charter for the Audit and Compliance Committee, a copy of which is attached to this proxy statement as Appendix C.

      The Audit and Compliance Committee oversees Beverly’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit and Compliance Committee selects, appoints, retains and oversees Beverly’s independent auditors and reviews and discusses the audited financial statements included in Beverly’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has primary responsibility for the financial statements and reporting process, including internal control over financial reporting.

      Beverly’s independent auditors are responsible for performing an audit of Beverly’s financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit and Compliance Committee’s responsibility is to monitor and review the processes. It is not the Audit and Compliance Committee’s duty nor its responsibility to conduct auditing or accounting reviews or procedures. In this context, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and the independent auditors. It has discussed with the independent auditors their judgments as to Beverly’s accounting principles, including the acceptability and quality of those principles, and such other matters as are required to be discussed under generally accepted accounting standards Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications) and Statement on Auditing Standards No. 89 (Audit Adjustments), each as currently in effect. In addition, it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as currently in effect, and discussed their independence from Beverly and its management and considered whether the independent auditors’ provision of non-audit services to Beverly is compatible with the auditors’ independence.

      The Audit and Compliance Committee discussed with the independent auditors the overall scope of their respective audits. The Audit and Compliance Committee meets with the independent auditors, without management present, to discuss the results of their examinations, their evaluations of Beverly’s internal control over financial reporting and the overall quality of Beverly’s financial reporting. In the performance of their oversight function, the members of the Audit and Compliance Committee necessarily relied upon the information, opinions, reports and statements presented to them by management and by the independent auditors. The Audit and Compliance Committee held 12 meetings during 2003.

      In reliance on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board, and the Board has approved, that the audited financial statements as of and for the year ended December 31, 2003 be included in Beverly’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 3, 2004.

      2 The following report of the Audit and Compliance Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

      The Audit and Compliance Committee also oversees Beverly’s compliance and reporting to the Office of Inspector General of the Department of Health and Human Services (“OIG”) under the Corporate Integrity Agreement entered into by Beverly and the OIG in February 2000.

AUDIT AND COMPLIANCE COMMITTEE

Donald L. Seeley, Chairperson
James W. McLane
John D. Fowler, Jr.
James R. Greene

BEVERLY ENTERPRISES, INC.

NOMINATING AND COMPENSATION
COMMITTEE REPORT
ON 2003 EXECUTIVE COMPENSATION3

       The Nominating and Compensation Committee of the Board currently consists of four independent non-employee directors who satisfy the current independence standards of the NYSE. Our objective is to develop executive compensation policies that are directly aligned with Beverly’s strategic goals and tie pay to performance and to stockholder value creation. We are responsible for reviewing, recommending and approving corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executive officers’ compensation, and determining and approving the CEO’s compensation. We also approve the design of Beverly’s broad-based compensation programs, evaluate their effectiveness and authorize new plans and strategies, as appropriate.

Compensation Practices

      To accomplish these objectives, on October 10, 2001, we adopted the following compensation philosophy, which we believe continues to be appropriate:

•	quality of care will always be a key criteria in the formulation of incentive compensation;

•	competitive market for executive talent is national and multi-industry in scope;

•	pay should position salary around competitive market median and target incentive pay around the 75th percentile, with opportunity to exceed this level with strong performance;

•	pay should consist of cash and stock-based vehicles;

•	pay is tied to performance;

•	pay should reflect significant upside for exceeding goals; and

•	individual contributions should be recognized.

      We rely on information from a number of sources to assist us in implementing this philosophy. We work with an executive compensation consulting firm selected by the Nominating and Compensation Committee that provides guidance on industry practices and assists in valuing various forms of compensation. We evaluate competitive compensation practices and amounts by considering data assembled by the compensation consultant. The information provided to us for this purpose looks at companies in the service industry and the healthcare services industry with comparable revenues, employee size and market capitalization. Finally, we receive input from Beverly’s CEO regarding the elements of compensation and the overall compensation he recommends for other executive officers.

      Executive compensation at Beverly consists of four primary elements: base salary, annual incentive compensation potential, long-term compensation in the form of stock-based vehicles and retirement benefits. The type and amounts of compensation, the scope and terms of the compensation plans and the retirement benefits are the result of a substantial evaluation and analysis by the Committee. The Committee retained an independent compensation consultant to provide an analysis of Beverly’s compensation structure in comparison to that of competitive companies. The Committee utilized that analysis in conjunction with its compensation philosophy to develop Beverly’s current compensation structure.

      3 The following report of the Nominating and Compensation Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

Base Salary

      We regularly review the base salary of Beverly’s corporate officers. In addition to considering the median salaries for comparable positions at the other companies reflected in the competitive market information, we also consider the level and scope of responsibility, experience and performance of individual officers, as well as relative salary levels among Beverly officers. However, we do not assign a specific weight to each of these factors.

      Beginning in January 2003, the benefit allowance has been included in employees’ base salary. In addition, each named executive officer took a day without pay as part of Beverly’s cost reduction initiative. Also, no named executive officer received a salary increase in 2003, except for the salary increase Ms. Susienka received in December 2003 in connection with her promotion to executive vice president and the inclusion of the benefit allowance referenced above.

Annual Incentive Compensation

      On February 10, 2004, we evaluated performance-based compensation available under the Beverly Enterprises, Inc. Annual Incentive Plan, dated effective January 1, 1998, for corporate and subsidiary management. The financial performance measurement used was EBITDA, excluding the effect of certain actions taken during 2003.

      Each executive officer participating in the Annual Incentive Plan, including those listed in the Summary Compensation Table, has a target and maximum annual incentive opportunity expressed as a percentage of annual base salary. Target opportunities for executive officers for 2003 ranged from 45% to 125% of annual base salary, which amount is weighted based upon the performance of Beverly in excess of the target opportunity thresholds. Except for the executive officers listed below in the Summary Compensation Table, the target opportunities for participants may be increased or decreased by the Committee based upon the business and financial performance of Beverly. Subsidiary management incentive plan distributions were reviewed and adjusted if applicable due to revisions to final business unit scorecard results.

Long-Term Incentive Compensation

      We strongly believe that stock-based compensation creates a direct link between the long-term financial interests of Beverly’s executives and Beverly’s stockholders. Historically, we have granted stock options to eligible employees. We have changed our view on this approach in favor of grants of restricted stock to eligible employees. We recently evaluated Beverly’s ability to provide performance-based compensation under the 1997 Plan. We have decided to implement a 2004 long-term incentive program under the 1997 Plan if shareholders approve the proposed amendments to the 1997 Plan. (See “Proposals on which you may vote — 3. Amend the 1997 Long-Term Incentive Plan and Approve that Plan’s Performance Goals”). Under the 2004 long-term incentive program, Beverly proposes to grant restricted stock to employees selected by the Committee that will vest at the end of three years from the date of grant. In addition, Beverly proposes to grant performance units and/or performance-based cash bonuses to employees selected by the Committee that will vest at the end of three years to the extent certain EBITDA, EBITDA margin and share appreciation goals are obtained.

      In determining the size and other terms of stock grants, we review information on competitive practices and valuations provided by our compensation consultants. Generally, performance-based stock awards are made during the first half of a year.

      In 2003, Beverly granted 1,223,125 shares of restricted stock to the executive officers as a group, and 1,280,000 shares of restricted stock to Beverly’s other employees as a group. Further details about restricted stock awards granted to the named executive officers during 2003 are shown on the Executive Summary Compensation Table below.

Response to Tax Laws Limiting Deductions for Compensation

      Section 162(m) of the Internal Revenue Code generally sets a $1,000,000 per person limit on a company’s ability to deduct compensation paid to its five most highly paid executive officers. Section 162(m) provides an exemption to this limit for compensation that qualifies under the Code as “performance-based compensation.” The Nominating and Compensation Committee has determined that it generally should seek to retain full tax deductibility for our incentive compensation programs. Therefore, we have designed Beverly’s annual and long-term compensation programs so that compensation earned under those plans can meet the definition of “performance-based compensation.” However, in order to maintain flexibility in motivating and compensating Beverly’s executive officers, in some circumstances it may provide for or pay compensation that may not satisfy 162(m) and, therefore, may not be deductible, in whole or in part, by Beverly.

Retirement Benefits

      SERP. In addition to maintaining standard broad-based employee retirement benefit plans, we adopted a supplemental executive retirement plan (the “SERP”) on February 19, 1998. We select participants based on management’s recommendations. The SERP was amended and restated, effective as of April 1, 2000. Generally, this program provides for an annual retirement income benefit equal to the product of (a) 3.33%, multiplied by (b) the participant’s final average base compensation and (c) the participant’s years (including partial years) of credited service. The benefit is payable for a maximum of fifteen years upon retirement at age 65 with 15 years of service after age 50. For purposes of calculating participants’ retirement benefits, only their base annual salary up to $1,000,000 per year is taken into account; incentive compensation, bonuses and base salary in excess of $1,000,000 are disregarded. Benefits are reduced for retirement before age 65 or for less than 15 years of service. Participants may elect to receive their benefits in the form of a single lump sum payment.

      The SERP was modified in December 2001 with respect to Mr. Floyd to provide him an enhanced retirement benefit equal to 50% of his final average compensation (which is capped at $1,000,000) regardless of his years of service. Mr. Floyd’s benefit is subject to a 25% per year graduated vesting schedule from his 56th birthday, so he would be fully vested at age 60. In addition, the 5% discount per year for retirement prior to age 65 was waived for Mr. Floyd, and his benefits could be paid over 15 years regardless of how many years of service he has at retirement. (See “Defined Benefit Plan”).

      As discussed further under “Executive Deferred Compensation Plan” below, the SERP was frozen for participants under age 56 and closed to new participants effective as of January 1, 2003.

      Enhanced Supplemental Executive Retirement Plan. Effective as of January 1, 2004, we adopted the Enhanced Supplemental Executive Retirement Plan (“Enhanced SERP”) for a designated group of Beverly’s senior executive employees. The Nominating and Compensation Committee is responsible for selecting the participants for the Enhanced SERP. The Enhanced SERP is a nonqualified, unsecured deferred compensation plan, informally funded through a so-called “rabbi trust.” Each year Beverly, in its discretion, may make a contribution on each participant’s behalf equal to a percentage of his or her salary and incentive compensation for the year. Prior to any change in control, we will set the contribution percentage each year for each participant in our sole discretion. Following any change in control, contributions will equal at least the amount made on each participant’s behalf immediately prior to the change in control. If a participant dies, becomes disabled or is terminated without cause within two years following a change in control, contributions will continue to be made on the participant’s behalf based on the participant’s compensation and the Enhanced SERP contributions that were made immediately prior to the participant’s death, disability or termination without cause within two years following a change in control. Such contributions will continue until the earlier of the time the participant attains (or would have attained) age 60 or would have completed ten years of plan participation. If a participant is involuntarily terminated without cause prior to a change in control and prior to the time the participant attains age 60 or completes 10 years of plan participation, Beverly, in its sole discretion, may continue making contributions on the terminated participant’s behalf up to the amount and for the period of time that contributions would have been made had the participant died or become disabled.

      Beverly’s contributions will be credited with deemed investment earnings or losses based on a participant’s investment elections from the investment funds offered under the Enhanced SERP. In addition, if Beverly does not credit contributions to a participant’s account by December 31 of the year for which the contributions are to be made, interest will accrue at the rate of 6.5% per annum on the delinquent contributions until they are made to the plan. A deferred credit contribution must be made by December 31 of the following year. Participants will vest in their Enhanced SERP benefits upon the earlier of attaining age 60, completing 10 years of plan participation, death, total and permanent disability, a change in control or involuntary termination of employment without cause. Distributions of participants’ benefits will be made once they attain age 60 or complete ten years of plan participation (whichever is earlier), and terminate employment. Distributions will be made in cash in either a single lump sum or annual installment payments over a five, ten or fifteen year period as elected by the participant. However, distributions due to death, disability or termination of employment without cause within two years of a change in control will be made only in a lump sum and only after the participant would have attained age 60 or completed ten years of plan participation but for such death, disability or termination following a change in control.

      Executive Deferred Compensation Plan. Effective as of December 31, 2002, the Board adopted an Executive Deferred Compensation Plan (the “EDC Plan”) for a designated group of management or highly compensated employees. Certain employees with base annual salary of at least $90,000 and total annual compensation (salary plus target bonus) of at least $100,000 are eligible for selection by the Nominating and Compensation Committee for participation in the EDC Plan. The EDC Plan is a nonqualified, unsecured deferred compensation plan, informally funded through a so-called “rabbi trust.” Eligible employees can elect to defer up to 75% of their base salary and 100% of their bonus or incentive compensation each year. In addition, Beverly may make matching contributions to make up for matching contributions to the tax-qualified SavingsPlus Plan that participants were ineligible for due to various legal limits and/or their participation in the EDC Plan. Additional discretionary contributions are also possible. In addition, due to the freezing of the SERP for participants under age 56 (as well as for any new participants), in January 2003 Beverly made an initial contribution to the EDC Plan for two affected participants with vested SERP benefits, and will make ongoing, future age-weighted EDC Plan contributions for other former SERP participants, in exchange for such participants waiving their rights under the SERP. Earnings and losses on all participant and Beverly contributions will be credited with deemed investment earnings based on participant investment elections from among 20 variable investment fund options currently offered under the EDC Plan.

      Participants are always vested in their own compensation deferrals. Beverly contributions generally vest after five years of combined EDC Plan and SERP participation. Vesting is accelerated upon a change in control of Beverly. Participants can elect in-service withdrawals at a specified future date, in either a single lump-sum or, for withdrawals of $25,000 or more, in annual installments over two to five years. Non-scheduled withdrawals can also be made, but the participant will forfeit 10% of the requested withdrawal and be suspended from the EDC Plan for the remainder of the then current year and the next following year. These penalties will not apply if the withdrawal is on account of a severe financial hardship. Upon termination of employment, participants can elect to receive either a lump sum payout or, if they have a least five years of combined EDC Plan and SERP service and a distribution of at least $25,000, annual installments for up to 15 years. All distributions will be in cash.

      Retention Enhancement Program. In 2004, Beverly established the Retention Enhancement Program (“REP”), as part of the EDC Plan, to provide enhanced retirement, death and disability benefits to Mr. Floyd to supplement his SERP benefits, which are described above, and to provide an additional incentive for him to remain with Beverly until he attains age 65. Pursuant to the REP, Beverly will make contributions each year to an account established for Mr. Floyd under the EDC Plan. The Nominating and Compensation Committee will determine the amount of those contributions each year, but it is currently intended that when the total contributions and earnings on the contributions are added to Mr. Floyd’s SERP benefits, this will provide him with a combined retirement benefit equal to 40% of his total final compensation (which includes base salary and bonuses and is not capped at $1 million like his SERP benefits). Like the EDC Plan, earnings and losses will be credited to the REP contributions made on Mr. Floyd’s behalf based on his investment elections from the funds offered under the EDC Plan. Mr. Floyd will vest in his REP benefits when the first of the following events occurs: (i) he attains age 65, provided that he is still employed by Beverly; (ii) he dies or becomes disabled; or (iii) Beverly undergoes a change in control. If Mr. Floyd is terminated without cause prior to the date he otherwise fully vests in his REP benefits, he will vest in the balance of his REP account at that time, and the Nominating and Compensation Committee, in its discretion, may continue making contributions to Mr. Floyd’s REP account until he attains age 65. Mr. Floyd will have the option of taking his REP benefits in either a single lump sum payment or in annual installment payments over a period of two to fifteen years.

Compensation for the Chief Executive Officer

      The Committee applied the policies mentioned above in determining the compensation for Mr. Floyd, Beverly’s Chief Executive Officer, for 2003. Mr. Floyd’s annual base salary for fiscal year 2003 was $834,591, which reflects no increase over the prior year. The Committee conducted a comprehensive market study of executive compensation with the assistance of an independent consultant. Based on that study, Mr. Floyd’s salary for 2003 was below market compared to similar positions in relevant companies. In February 2004, the Nominating and Compensation Committee raised his salary to $900,000 based on Beverly’s performance in 2003, Mr. Floyd’s performance in achieving 2003 priorities and to make his base salary more aligned with the market. This increase was recommended by the independent compensation consultant. Prior to the increase in 2004, Mr. Floyd had not received a salary increase since December 2001 when he became Chairman of Beverly.

      For 2003, Mr. Floyd received a bonus of $1,337,414 under the 2003 Annual Incentive Plan (“AIP”). The 2003 AIP established annual incentive compensation opportunities for Mr. Floyd and other participants based on performance against targeted goals for EBITDA and improvement in quality of care. Thus, Mr. Floyd’s bonus for 2003 was determined based on two factors. The first was the amount by which actual EBITDA exceeded the planned EBITDA for Beverly as approved by the Board. The second factor was an evaluation by the Nominating and Compensation Committee of Beverly’s performance in relation to its quality of care improvement goals for 2003. The first factor was weighted at 80%, and the second factor was weighted at 20%.

      As part of a long-term incentive program instituted under the 1997 Plan in 2003, the Nominating and Compensation Committee awarded Mr. Floyd 313,125 shares of restricted Beverly common stock and $625,520 in cash. Both the restricted stock and the cash award vest, subject to Board approval, 33.33% per year for the next three years.

NOMINATING AND COMPENSATION COMMITTEE

Marilyn R. Seymann, Ph.D., Chairperson
John D. Fowler, Jr.
Edith E. Holiday
John P. Howe, III, M.D.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth summary information concerning certain compensation awarded, paid to, or earned by Beverly’s President and Chief Executive Officer and each of its other four most highly compensated executive officers for all services rendered in all capacities to Beverly for the years ended December 31, 2003, 2002 and 2001:

								Long-Term
								Compensation
								Awards Payouts
		Annual
		Compensation						Securities
					Other Annual			Underlying		LTIP	All Other
Name and	Fiscal	Salary	Bonus		Compensation		Restricted Stock	Options/SARs		Payouts	Compensation
Principal Position	Year	($)	($)(4)		($)		Awards ($)(14)	(#)		($)	($)

William R. Floyd(1)	2003	834,591	1,337,414	(5)	—		654,431	—		—	186,321	(17)
Chairman of the Board	2002	835,000	—		—		1,426,250	600,000		—	36,126
President and Chief	2001	664,690	600,000		13,811	(10)	—	600,000		—	10,396
Executive Officer

Douglas J. Babb(2)	2003	402,786	420,949		—		261,250	—		—	83,063	(18)
Executive Vice President -	2002	377,692	—		—		—	250,000		—	10,976
Chief Administrative and	2001	345,288	200,000		47,481	(11)	—	87,400		—	7,461
Legal Officer

David R. Devereaux	2003	427,699	446,986		—		261,250	—		—	75,711	(19)
Chief Operating Officer -	2002	413,846	—		—		—	190,000		—	78,720
Nursing Facilities	2001	346,143	180,454		—		—	187,400		—	5,780

Jeffrey P. Freimark(3)	2003	427,690	446,976	(6)	70,758	(12)	261,250	—		—	136,539	(20)
Executive Vice President,	2002	415,192	150,000	(7)	49,701	(12)	—	150,000	(15)	—	111,889
Chief Financial and	2001	—	150,000	(8)	—		—	150,000	(16)	—	—
Information Officer

Cindy H. Susienka	2003	330,439	302,837	(9)	—		125,400	—		—	54,920	(21)
President - AEGIS Therapies,	2002	319,231	—		7,313	(13)	—	80,000		—	4,772
Inc. and HomeCare	2001	250,301	146,122		—		—	118,300		—	10,377

(1)	Mr. Floyd joined Beverly as President on April 10, 2000 and became Chief Executive Officer on February 1, 2001 and Chairman of the Board on December 31, 2001.

(2)	Mr. Babb joined Beverly on April 1, 2000.

(3)	Mr. Freimark joined Beverly on December 31, 2001.

(4)	Bonus amounts, if any, were paid in the year following the performance.

(5)	Approximately fifty percent (50%) of this amount was deferred into the Beverly Enterprises, Inc. Executive Deferred Compensation Plan.

(6)	Approximately twenty percent (20%) of this amount was deferred into the Beverly Enterprises, Inc. Executive Deferred Compensation Plan.

(7)	Mr. Freimark received a guaranteed bonus of $150,000 pursuant to his employment agreement.

(8)	Mr. Freimark received a sign-on bonus of $150,000 pursuant to his employment agreement.

(9)	Approximately twenty-five percent (25%) of this amount was deferred into the Beverly Enterprises, Inc. Executive Deferred Compensation Plan.

(10)	Relocation costs and expenses paid to or on behalf of Mr. Floyd in connection with his relocation from Pennsylvania to Arkansas.

(11)	Relocation costs and expenses paid to or on behalf of Mr. Babb in connection with his relocation from Texas to Arkansas.

(12)	Other annual compensation for Mr. Freimark includes: (i) Relocation costs and expenses paid to or on behalf of Mr. Freimark in connection with his relocation from New Jersey to Arkansas of $33,988; and (ii) Gross-up for taxes related to forgiveness of debt of $36,770.

(13)	Relocation costs and expenses paid to or on behalf of Ms. Susienka in connection with her relocation from Arkansas to Wisconsin.

(14)	The following table sets forth the restricted Beverly common stock holdings of the named executive officers at December 31, 2003, including the shares awarded during 2003, based on the closing price of Beverly common stock on the NYSE on that date:

RESTRICTED STOCK

			Number of
			Restricted
	Number of	Value of	Shares Vesting,
	Restricted	Restricted	in Whole
	Shares Held	Shares Held	or in Part,
	as of	as of	Within 3 Years
Name	12/31/03(a)	12/31/03 ($)(b)	of Date of Grant	Vesting Schedule

William R. Floyd	444,375	3,817,181	313,125	33.33% of this award becomes fully vested one year from the grant date and 33.33% per year thereafter, on a cumulative basis. This award was granted on April 1, 2003.
			131,250	25% of this award becomes fully vested one year from the date of grant and 25% per year thereafter, on a cumulative basis. This award was granted on January 2, 2002.
Douglas J. Babb	125,000	1,073,750	125,000	33.33% of this award becomes fully vested one year from the grant date and 33.33% per year thereafter, on a cumulative basis. This award was granted on April 1, 2003.
David R. Devereaux	170,785	1,467,043	125,000	33.33% of this award becomes fully vested one year from the grant date and 33.33% per year thereafter, on a cumulative basis. This award was granted on April 1, 2003.
Jeffrey P. Freimark	125,000	1,073,750	125,000	33.33% of this award becomes fully vested one year from the grant date and 33.33% per year thereafter, on a cumulative basis. This award was granted on April 1, 2003.
Cindy H. Susienka	63,816	548,179	60,000	33.33% of this award becomes fully vested one year from the grant date and 33.33% per year thereafter, on a cumulative basis. This award was granted on April 1, 2003.

(a)	Recipients are entitled to receive dividends on the restricted stock.

(b)	The value is calculated based on the closing price of Beverly common stock on the NYSE on December 31, 2003, which was $8.59.

(15)	On April 4, 2002, Mr. Freimark received a non-qualified stock option to purchase 150,000 shares of common stock. The exercise price per share is $7.40. The option vests based upon the satisfaction of cost-reduction performance goals determined as of December 31, 2005.

(16)	On December 31, 2001, Mr. Freimark received a non-qualified stock option to purchase 103,492 shares of common stock pursuant to his employment agreement for an exercise price per share of $8.60. Twenty-five percent of this option becomes fully exercisable one year from the grant date and 25% per year thereafter, on a cumulative basis. Mr. Freimark also received as part of his employment agreement an incentive stock option to purchase 46,508 shares of common stock at an exercise price per share of $8.60. Twenty-five percent of this option becomes fully exercisable one year from the grant date and 25% per year thereafter, on a cumulative basis.

(17)	All Other Annual Compensation for Mr. Floyd consists of: (1) Executive Medical Plan $213; (2) Regular Life Insurance Plan $4,064 (c); (3) Use of Beverly Plane $6,127; (4) Vesting of Restricted Stock $129,500; and (5) Travel Expenses $46,418.

(18)	All Other Annual Compensation for Mr. Babb consists of: (1) Executive Medical Plan $27; (2) Regular Life Insurance Plan $978 (c); (3) Company Contribution to the Executive Deferred Compensation Plan $70,998; and (4) Travel Expenses $11,061.

(19)	All Other Annual Compensation for Mr. Devereaux consists of: (1) Executive Medical Plan $1,326; (2) Regular Life Insurance Plan $455 (c); (3) Vesting of Restricted Stock $15,859; (4) Company Contribution to the Executive Deferred Compensation Plan $21,250; (5) Distribution from the previous Executive Deferred Compensation Plan $22,718; and (6) Travel Expenses $14,104.

(20)	All Other Annual Compensation for Mr. Freimark consists of: (1) Regular Life Insurance Plan $683 (c); (2) Forgiveness of Debt $50,736; (3) Company Contribution to the Executive Deferred Compensation Plan $21,250; and (4) Travel Expenses $63,871.

(21)	All Other Annual Compensation for Ms. Susienka consists of: (1) Executive Medical Plan $1,914; (2) Regular Life Insurance Plan $335 (c); (3) Use of Beverly Plane $1,011; (4) Company Contribution to the Executive Deferred Compensation Plan $16,250; (5) Distribution from the previous Executive Deferred Compensation Plan $15,492; and (6) Travel Expenses $19,917.

(c)	Imputed income for life insurance provided under Beverly’s regular life insurance plan for amounts in excess of $50,000.

AGGREGATED OPTIONS/ SAR EXERCISES IN 2003 AND FISCAL

YEAR-END OPTION/ SAR VALUES

      The following table sets forth certain information concerning the exercise of stock options and the value of unexercised options to purchase Beverly common stock held by individuals named in the Summary Compensation Table at December 31, 2003.

					Value of Unexercised
					In-The-Money
			Number of Unexercised		Options/SARs
	Number of	Value	Options/SARs FY-End		FY-End 12/31/03 in
	Shares	Realized	12/31/03		U.S. Dollars(2)
	Acquired on	in U.S.
Name	Exercise	Dollars(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William R. Floyd	0	0	675,000	825,000	1,649,250	1,017,750
Douglas J. Babb	0	0	166,200	256,200	513,338	671,751
David R. Devereaux	0	0	112,850	297,025	295,199	499,194
Jeffrey P. Freimark	0	0	75,000	225,000	0	178,500
Cindy H. Susienka	0	0	77,000	161,700	188,443	197,891

(1)	The value realized for options exercised is calculated based on the aggregate amount of the excess of the closing price of Beverly common stock on the NYSE over each price at which the options were exercised. No options were exercised by the individuals named in the Summary Compensation Table during the year ended December 31, 2003.

(2)	The value for unexercised options is calculated based on the aggregate amount of the excess of the closing price of Beverly common stock on the NYSE at December 31, 2003, which was $8.59, over the exercise price for each option.

DEFINED BENEFIT PLAN

      Mr. Floyd receives an additional defined benefit type retirement benefit under the Beverly Enterprises, Inc. Supplemental Executive Retirement Plan, as amended and restated effective as of April 1, 2000 (the

“SERP”). Under the SERP, Mr. Floyd is eligible for an annual retirement benefit upon his retirement, death or disability equal to 50% of his final average annual compensation over the last three full years before his retirement, death or disability. This benefit is not dependent on his years of service, and is not reduced for Social Security or any other amount. For purposes of determining Mr. Floyd’s final average annual compensation, only amounts that are part of his annual base salary listed in the Summary Compensation Table and that do not exceed $1,000,000 will be taken into account. Mr. Floyd’s bonuses, incentive payments, employee benefits, tax gross-up payments, and other special payments and fees are not taken into account. Mr. Floyd will become 100% vested in his SERP benefits on October 16, 2004. Mr. Floyd’s annual SERP retirement benefits are payable for 15 years following his retirement, death, or disability. Mr. Floyd also has the option of taking his SERP benefits in a single discounted lump sum payment when he retires. The discount rate used to determine the lump sum payment will equal the average Moody’s Aa corporate bond return for the month of November immediately before the lump sum payment of Mr. Floyd’s SERP benefits. Mr. Floyd’s current estimated annual retirement benefit under the SERP if he retires on or after October 16, 2004 is $415,100.

PERFORMANCE GRAPH

       The following graph shows a five-year comparison of cumulative total returns for Beverly, the S&P Midcap 400 Index and the S&P Health Care Facilities Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BEVERLY ENTERPRISES, INC., THE S&P MIDCAP 400 INDEX
AND THE S&P HEALTH CARE FACILITIES INDEX

*	$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	1998	1999	2000	2001	2002	2003

Beverly Enterprises, Inc.	$100.00	$64.81	$121.30	$127.41	$42.22	$127.26
S&P Midcap 400 Index	100.00	114.72	134.81	133.99	114.54	155.34
S&P Health Care Facilities Index	100.00	73.16	121.48	124.15	89.64	94.45

Table of Equity Compensation Plan Information

(As of December 31, 2003)

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column (a))

	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	7,962,301	$6.70339	1,967,432
Equity compensation plans not approved by security holders(2)	None	None	396,516
Total	7,962,301	$6.70339	2,363,948

(1)	There are 1,916,108 shares remaining available for issuance under the 1997 Long-Term Incentive Plan, all of which can be issued as restricted stock, restricted stock units, performance shares, performance units, bonus stock or other stock-based awards.

(2)	The Beverly Enterprises, Inc. Stock Grant Plan was established in 2000 by the Board of Directors for the limited purpose of discharging Beverly’s obligations for vesting certain restricted stock grants in circumstances where the 1997 Plan did not provide for such vesting. Specifically, Beverly is obligated to accelerate the vesting of certain restricted stock grants in the event of a change in control, involuntary termination not for cause, or certain other limited situations pursuant to certain executive employment, severance and change in control agreements. If the stockholders approve the amendments to the 1997 Plan (discussed above), the Stock Grant Plan will no longer be needed, and the Board intends to terminate the Stock Grant Plan concurrent with the stockholders’ approval of the amendments to the 1997 Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

       Beverly has entered into employment agreements with each of the executive officers named in the Summary Compensation Table. These employment agreements generally provide for participation in all benefit plans, participation in the Annual Incentive Plan and severance benefits upon termination of employment in connection with a change in control, as defined, or under certain other circumstances. Generally, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(i) the acquisition of 30% or more of the outstanding voting stock of Beverly by any person or entity;

(ii) the persons serving as directors of Beverly before any contested election for the Board of Beverly, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a “Transaction”), cease to make up more than 50% of the Board of Beverly or any successor to Beverly or its assets;

(iii) the consolidation or merger with any other person or entity where Beverly is not the continuing or surviving corporation;

(iv) any other person or entity consolidates with, or merges with Beverly, and Beverly is the continuing or surviving corporation and all or part of the outstanding Beverly common stock is changed into or exchanged for stock or other securities of any other person or cash or any other property;

(v) Beverly is party to a statutory share exchange with any other person after which Beverly is a subsidiary of any other person; or

(vi) Beverly sells or otherwise transfers 50% or more of the assets or earning power of Beverly and its subsidiaries (taken as a whole) to any other person or entity.

      Generally, the employment agreements provide a severance benefit on termination after a Change in Control of Beverly equal to up to three years of base salary and target bonus, vesting in all stock-based compensation, continuation of medical, dental and disability coverage for three years and relocation reimbursement. Absent a Change in Control, if a termination of employment is initiated by Beverly without cause or by the executive for good reason, the severance benefits are based on up to two years of base salary and target bonus.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities and Exchange Act of 1934, as amended, and regulations of the SEC require that the executive officers, directors and persons who beneficially own more than 10% of the common stock of Beverly file initial reports of ownership and reports of changes in ownership with the SEC and furnish Beverly with copies of all Section 16(a) forms they file. Beverly offers assistance with the preparation and filing of these reports.

      Based solely on a review of the copies of the reports and written representations received from certain executive officers and directors, we believe that during 2003 our executive officers and directors complied with all applicable filing requirements with the exception of John Adams, Jr., a former director; John D. Fowler, a director; John P. Howe, M.D., a director; and James W. McLane, a director, were each late in filing one transaction on one Form 4 due to a delay in communicating certain terms of the transactions. Each of these Form 4s had been filed to report the director purchasing stock with deferred board fees. The late filings occurred because of an internal delay in communicating the amount of the board fees deferred, and thus, the number of shares purchased. In addition, Lawrence Deans, an executive officer, was late in filing one transaction on one Form 4. Mr. Deans was recently hired, and the Form 4 was being filed in connection with a grant to him of restricted stock as part of his initial compensation. The Form 4 was late due to a delay in communicating the restricted stock grant.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

       Mr. Freimark, the Chief Financial and Information Officer, was indebted to his former employer. As part of his employment agreement with Beverly, Beverly loaned Mr. Freimark $194,092.47 on December 31, 2001 (prior to the enactment of the Sarbanes-Oxley Act of 2002) which was used to pay off the loan from his former employer. Such amount is the maximum principal amount of the loan. The interest rate varies based upon the federal short-term rate as published by the IRS. The outstanding balance of the note plus accrued interest as of March 31, 2004 was $97,458.68.

OTHER MATTERS

       The Board knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

DOUGLAS J. BABB
Secretary

April 9, 2004

Fort Smith, Arkansas

APPENDIX A

FIRST AMENDMENT

TO THE
BEVERLY ENTERPRISES, INC.
1997 LONG-TERM INCENTIVE PLAN
As Amended and Restated Effective as of June 1, 2001

      First Amendment made effective the 1st day of June, 2004, by Beverly Enterprises, Inc. (the “Corporation”).

W I T N E S S E T H:

      WHEREAS, the Corporation sponsors the Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan, as amended and restated effective as of June 1, 2001 (the “Plan”);

      WHEREAS, the Corporation has reserved 15,000,000 shares of the Corporation’s common stock, par value $0.10 per share (“Common Stock”), to be issued under the Plan, provided that no more than 7,500,000 shares may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock or Other Stock Unit Awards (collectively, the “Full Value Awards”), and no more than 7,500,000 shares may be issued pursuant to awards of Incentive Stock Options (“ISOs”) (as all such awards are defined in the Plan);

      WHEREAS, the Corporation wishes to reserve an additional 5,250,000 shares of Common Stock, for a total of 20,250,000 shares, to be issued under the Plan, with all such additional shares available to be issued as Full Value Awards or ISOs;

      WHEREAS, the Corporation also wishes to amend the Plan to (i) reflect the reservation of such additional shares of Common Stock for issuance as any permissible Awards thereunder, including Full Value Awards and ISOs, (ii) clarify that the vesting of Restricted Stock granted under the Plan may accelerate in the event of death, disability or a Change in Control, (iii) permit the early vesting by the Committee of Restricted Stock granted under the Plan upon the occurrence of a change in control, termination of employment without cause, or other event as may be required in an employment, change in control, severance, or other agreement the Corporation or one of its affiliates may have entered into or may enter into from time to time with a participant in the Plan, (iv) permit performance-based cash bonuses to be paid under the Plan, to the extent that such awards are not already allowed, and (v) make certain other technical changes thereto;

      WHEREAS, Section 14.8 of the Plan provides that the Board of Directors of the Corporation (the “Board”) or the Nominating and Compensation Committee of the Board (the “Committee”) may amend the Plan at anytime, provided that any such amendment is made with shareholder approval if required by applicable law or regulation; and

      WHEREAS, the Corporation has determined that the reservation of the 5,250,000 additional shares of Common Stock and the other amendments to the Plan generally require shareholder approval, and such approval will be sought;

      NOW, THEREFORE, the Plan is hereby amended effective as of the date such amendments and the reservation of such additional shares of Common Stock are duly approved by the Corporation’s shareholders, unless otherwise provided herein:

1.	The last sentence of Section 1 of the Plan is amended in its entirety to read as follows:

“The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Code), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance-Based Cash Bonuses, Bonus

Stock, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine in its sole and complete discretion at the time of grant.”

2.	Section 2.3 of the Plan is amended in its entirety to read as follows:

“2.3 “Award” means, individually or collectively, a grant under this Plan of any one of the following: Nonqualified Stock Options; Incentive Stock Options; Stock Appreciation Rights; Restricted Stock; Restricted Stock Units; Performance Shares; Performance Units; Performance-Based Cash Bonuses; Bonus Stock; or Other Stock Unit Awards.”

3.	Section 2.11 of the Plan is amended effective as of January 1, 2004, by replacing the phrase “Compensation Committee” with the phrase “Nominating and Compensation Committee.”

4.	Section 2.32 of the Plan is amended in its entirety to read as follows:

“2.32 “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares, Performance Units, or Performance-Based Cash Bonuses.”

5.	A new Section 2.33 is added to the Plan, with the subsequent Subsections in Section 2 and the applicable cross-references being renumbered accordingly, to read as follows:

“2.33 “Performance-Based Cash Bonus” means a cash bonus Award, designated as a Performance-Based Cash Bonus, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to the Company’s financial or operating performance as deemed appropriate by the Committee and described in the Agreement.”

6.	Section 5.1 of the Plan is amended by replacing the phrase “fifteen million (15,000,000)” with the phrase “twenty million, two hundred and fifty thousand (20,250,000),” and by replacing the phrase “seven million, five hundred thousand (7,500,000)” with the phrase “twelve million, seven hundred and fifty thousand (12,750,000).”

7.	Section 5.2 of the Plan is amended by replacing the phrase “seven million, five hundred thousand (7,500,000)” with the phrase “twelve million, seven hundred and fifty thousand (12,750,000).”

8.	The last sentence of Section 8.4 of the Plan is amended to read as follows:

“The foregoing limitations notwithstanding, the Committee in its sole discretion may reduce or remove the restrictions or reduce or remove the Period of Restriction with respect to Restricted Stock or Restricted Stock Units (a) upon assumption of, or in substitution for, restricted stock or restricted stock units of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, (b) in the event of the death or disability of the Participant, (c) upon a Change in Control of the Company, or (d) as may be required in an employment, change in control, severance, or other agreement the Company may enter into with a Participant from time to time in the case of an involuntary termination without Cause, normal retirement, or a Change in Control.”

9.	Section 9 of the Plan is amended in its entirety to read as follows:

“Section 9. Performance Awards

9.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Performance Awards in the form of either Performance Units, Performance Shares or Performance-Based Cash Bonuses to Participants subject to such Performance Goals and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Awards granted to each Participant. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

9.2 Value of Performance Awards. The Committee shall determine the number and value of Performance Units, Performance Shares or Performance-Based Cash Bonuses granted to each Participant as a Performance Award. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Goals are met will determine the value of the Performance Award to the Participant. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Agreement. Except as specifically provided herein, including, without limitation, Section 14.13, the Committee shall have no authority to reduce or remove the Performance Goals or Performance Period without the express consent of the stockholders of the Company. Furthermore, except in the case of the Participant’s death or disability, or a Change of Control of the Company, no Performance Award shall become vested or payable less than one (1) year after its grant.

9.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Award shall be entitled to receive the value thereof based on the degree to which the Performance Goals established by the Committee and set forth in the Agreement have been satisfied.

9.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit or Performance Share shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance-Based Cash Bonus shall be made in cash. Payment may be made as prescribed by the Committee.”

10.	The last sentence of Section 12(a) of the Plan is amended to read as follows:

“In establishing Performance Measures, the Committee shall consider one or more of the following business or financial goals of the Company: absolute or relative increases in total stockholder return, stock price, economic value added, return on capital employed, return on assets or net assets, revenues, sales, income, operating income, net income, operating margin, profit margin, earnings per share, return on equity, cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, operating margin or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company.”

11.	A new sentence is added to the end of Section 12(c) of the Plan to read as follows:

“In addition, the Committee may appropriately adjust any evaluation of performance under a Performance Measure to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.”

APPENDIX B

BEVERLY ENTERPRISES, INC.

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(As Amended and Restated Effective as of June 1, 2004)

ARTICLE I

PURPOSE

      1.1     Purpose. The purpose of the Plan is to build a proprietary interest among the Company’s Non-Employee Directors and thereby secure for the Company’s shareholders the benefits associated with common stock ownership by those who will oversee the Company’s future growth and success. The Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance-Based Cash Bonuses, Bonus Stock, and any Other Stock Unit Awards or stock-based forms of awards as the Board may determine in its sole and complete discretion at the time of grant.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

      2.1     Definitions. Whenever used as a capitalized term in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided:

(a) “Affiliate” means an “affiliate” as defined in Rule 12b-2 under the Exchange Act.

(b) “Agreement” means a written instrument implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, letters or similar instruments, which need not be executed by the Participant, but acceptance of which will evidence agreement to the terms of the grant.

(c) “Award” means, individually or collectively, a grant under this Plan of any one of the following: Options; Stock Appreciation Rights; Restricted Stock; Restricted Stock Units; Performance Shares; Performance Units; Performance-Based Cash Bonuses; Bonus Stock; or Other Stock Unit Awards.

(d) “Award Date” or “Grant Date” means the date on which an Award is made by the Board under this Plan.

(e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Bonus Stock” means an Award granted pursuant to Section 9 of the Plan expressed as a Share that may or may not be subject to restrictions.

(h) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) Any Person, corporation or other entity or group becomes the Beneficial Owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of members of the Board; or

(ii) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a

“Transaction”), the persons who were members of the Board before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

(iii) If at any time (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer 50 percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons; provided, however, that notwithstanding anything to the contrary set forth in such plan a Change in Control shall not include either (a) the Distribution or Merger, or (b) any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of the Company and its subsidiaries (taken as a whole) are transferred to another entity (“Controlled Entity”) with respect to which (1) the majority of the Board of Directors of the Company (as constituted immediately prior to such transaction(s)) also serve as directors of Controlled Entity and immediately after such transaction(s) constitute a majority of Controlled Entity’s board of directors, and (2) more than 70% of the shareholders of the Company (immediately prior to such transaction(s)) become shareholders or other owners of Controlled Entity and immediately after the transaction(s) control more than 70% of the ownership and voting rights of Controlled Entity.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, as the same may be amended from time to time.

(j) “Common Stock” or “Stock” means the common stock of the Company, par value $.10 per share.

(k) “Company” means Beverly Enterprises, Inc., f/k/a New Beverly Holdings, Inc., or any successor thereto.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, together with any rules, regulations, and interpretations promulgated thereunder or with respect thereto.

(m) “Fair Market Value” means, on any given date, the closing price of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if no shares of Common Stock were traded on such Exchange, all as reported by such source as the Board may select. As to Awards granted to Participants in connection with the assumption of Awards previously granted by Beverly Enterprises, Inc. (BEI) pursuant to the Employee Benefit Matters Agreement dated April 15, 1997 among BEI, the NBHI and Capstone, Fair Market Value shall have the definition contained therein.

(n) “Non-Employee Director” means an individual who is a member of the Board and who is not an employee of the Company or any Subsidiary or Affiliate thereof.

(o) “Option” means an option granted under this Plan to purchase a share or shares of Common Stock.

(p) “Other Stock Unit Award” means awards, granted pursuant to Section 10, of Stock or other securities that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

(q) “Participant” means a Non-Employee Director to whom an Award has been granted under this Plan.

(r) “Performance Award” means a performance-based Award, which may be in the form of Performance Shares, Performance Units, or Performance-Based Cash Bonuses.

(s) “Performance-Based Cash Bonus” means a cash bonus Award, designated as a Performance-Based Cash Bonus, granted to a Participant pursuant to Section 8 herein, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Goals as deemed appropriate by the Board.

(t) “Performance Criteria” or “Performance Goals” or “Performance Measures” means the objectives established by the Board for a Performance Period for the purpose of determining when an Award subject to such objectives is earned.

(u) “Performance Period” means the time period designated by the Board during which Performance Goals must be met.

(v) “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 8 herein, the value of which is determined, in whole or in part, by the value of Common Stock in a manner deemed appropriate by the Board.

(w) “Performance Unit” means an Award, designated as Performance Unit, granted to a Participant pursuant to Section 8 herein, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Goals as determined by the Board.

(x) “Person” means a “person” as deemed in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)(3) of the Exchange Act.

(y) “Plan” means the “Beverly Enterprises, Inc. Non-Employee Directors’ Stock Option Plan” as set forth in this document, and as the same may be amended from time to time.

(z) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 7 herein.

(aa) “Restricted Stock Unit” means a fixed or variable right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 7 of the Plan.

(bb) “Shares” means shares of the Common Stock of the Company.

(cc) “Stock Appreciation Right” means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the exercise price of a related Option or the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

(dd) “Subsidiary” means a corporation at least 50 percent of the combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

(ee) “Vesting Date” means the date determined by the Board at which an Award will no longer be subject to a risk of forfeiture.

      2.2     Gender and Number; Headings. Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural, Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

      Each Non-Employee Director shall be eligible to participate under this Plan and to receive Awards granted in accordance with the provisions of this Plan.

ARTICLE IV

COMMON STOCK AVAILABLE

      4.1     In General. Subject to adjustment as provided below, an aggregate of 900,000 shares of Common Stock shall be available for grant and issuance pursuant to the provisions of this Plan, which may be granted in any combination of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, or Other Stock Unit Awards. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company.

      4.2     Capital Adjustments. The number and class of Shares subject to each outstanding Award, the exercise price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Board deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 4.2, but such discussion is not intended to provide an exhaustive list of such events that may necessitate such adjustments. In addition, the Board may treat different Participants and different Awards differently, and may condition any adjustment on the execution of an appropriate waiver and release agreement.

(a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number of Shares or type of securities, or if additional Shares or new or different Shares or other securities are distributed with respect to such Shares, an appropriate and proportionate adjustment, as determined by the Board, shall be made in:

(i) the maximum number of Shares available for the Plan as provided in Section 4.1 herein;

(ii) the type of shares or other securities available for the Plan;

(iii) the number of shares of Stock subject to any then outstanding Awards under the Plan; and

(iv) the price (including exercise price) for each Share (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Awards remain exercisable or Restricted Stock releasable.

(b) In the event other events not specified above in this Section 4.2, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Board in its discretion may make adjustments to any or all of:

(i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan;

(ii) the exercise price of any Award made under the Plan thereafter; and

(iii) the number and Exercise Price of each Share (or other kind of shares or securities) subject to the then outstanding Awards, but without change in the aggregate purchase price as to which such Awards remain exercisable or Restricted Stock releasable.

(c) Any adjustment made by the Board pursuant to the provisions of this Section 4.2 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

      4.3     Lapsed Awards of Forfeited Shares. In the event that (a) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or is settled in cash in lieu of Common Stock, or (b) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan; provided further that if, after grant, the exercise price of an Option (or the base price of a Stock Appreciation Right) is reduced, the transaction shall be treated as a cancellation of the Option (or the Stock Appreciation Right) and a grant of a new Option (or Stock Appreciation Right).

      4.4     Delivery of Shares as Payment. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired Shares, the number of Shares available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

ARTICLE V

STOCK OPTIONS

      5.1     Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant Options to Non-Employee Directors as it shall determine. The Board shall have sole and complete discretion in determining the exercise price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall be evidenced by a written Agreement prescribed by the Board, and shall have such specified terms and conditions detailed in such Agreement.

      5.2     Exercise of Stock Options.

      (a) Option Exercisability. Each Option granted under the Plan shall be exercisable on or after the Vesting Date applicable to such Option, subject to the provisions of Section 5.2(b) and (c).

      (b) Immediate Vesting for Death, Disability, and Change of Control. Notwithstanding the provisions of Section 5.2(a), an Option granted to any Participant shall become immediately exercisable in full upon the first to occur of:

(i) The death of the Participant, in which case the Option may be exercised by the Participant’s executor or administrator, or if not so exercised, by the legatees or distributees of his or her estate or by such other person or persons to whom the Participant’s rights under the Option shall pass by will or by the applicable laws of descent and distribution;

(ii) Such time as the Participant ceases to be a member of the Board by reason of his or her disability; and

(iii) Change in Control.

      (c) Termination Other than Death or Disability. In the event the Participant ceases to be a Non-Employee Director of the Company for any reason other than death or disability when no Change of Control has occurred, and such termination occurs prior to the time an Option granted to such Participant has become exercisable, unless determined otherwise by the Board such Option shall terminate with respect to the shares as to which the Option is not then exercisable and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company. As regards any Option that is exercisable by the Participant at such time, such Participant must exercise such Option within three (3) years following the date the Participant so ceased to be a Non-Employee Director, and, any such Option remaining unexercised as of the close of such period shall expire.

      5.3     Exercise Price. The exercise price of an Option for a share of Common Stock shall be 100 percent of the Fair Market Value of such Common Stock on the Grant Date relating to such Option. However, Options granted on the assumption of, or in substitution for, options of another company with which the Company participates in an acquisition, separation or similar corporate transaction may be issued at an exercise price less than 100% of Fair Market Value.

      5.4     Expiration of Options.

      (a) In General. An Option shall expire ten (10) years from the date such Option was granted, unless terminated earlier in accordance with the Plan.

      (b) Death or Disability of Participant. In the event a Participant ceases to be a Non-Employee Director of the Company by reason of death or disability, including without limitation in the event that a Participant dies after ceasing to be a member of the Board by reason of disability, any Option granted to such Participant hereunder that has not been fully exercised at the time of the Participant’s death may be exercised at any time within the greater of:

(i) one year after the date of death or disability; or

(ii) in the event any Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased Participant, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

      5.5     Exercise and Payment of Exercise Price.

      (a) Number of Shares. Subject to the terms and conditions of the Plan, an Option shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares; provided, however, that there shall be no such exercise at any one time as to fewer than 100 shares or all of the remaining shares then purchasable by the person or persons exercising the Option, if fewer than 100 shares.

      (b) Payment Methods. An Option may be paid for by:

(i) delivery of cash or a check payable to the order of the Company in an amount equal to the exercise price of such Option;

(ii) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant for more than six months and having a Fair Market Value equal in amount to the exercise price of the Option being exercised, provided that such method is consistent with applicable tax and securities laws and is not contrary to any restriction on the Company’s purchase of its own shares, or

(iii) by any combination of such methods of payment.

ARTICLE VI

STOCK APPRECIATION RIGHTS

      6.1     Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time the Option is granted or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable after the expiration of ten (10) years from the Grant Date. The terms and conditions of each Stock Appreciation Right will be set forth in an Agreement prescribed by the Board.

      6.2     Exercise Price. The exercise price of each Stock Appreciation Right shall be determined on the Grant Date by the Board, subject to the limitation that the exercise price shall not be less than 100% of Fair

Market Value on the Grant Date. However, Stock Appreciation Rights issued upon the assumption of, or in substitution for, stock appreciation rights of a company with which the Company participates in an acquisition, separation or similar corporate transaction may be issued at an exercise price less than 100% of the Fair Market Value.

      6.3     Exercise. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value over the exercise price thereof on the date of exercise of the Stock Appreciation Right.

      6.4     Payment. Payment upon exercise of the Stock Appreciation Right shall be made in the form of cash, Shares, or a combination thereof, as determined in the sole and complete discretion of the Board. If any payment in the form of Shares results in a fractional share, the payment for the fractional share shall be made in cash.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      7.1     Grant of Restricted Stock. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units under the Plan, and in such amounts and for such duration of the Period of Restriction and/or conditions of removal of such restrictions as it shall determine. Participants receiving Restricted Stock and Restricted Stock Units are not required to pay the Company therefor (except for applicable tax withholding).

      7.2     Restricted Stock Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Agreement prescribed by the Board that shall specify the Period of Restriction; the conditions that must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Board shall determine. The Board may specify, but is not limited to, the following types of restrictions in the Agreement: (i) restrictions on acceleration or achievement of terms of vesting based on any business or financial goals of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Exchange Act, the Securities Act of 1933, any securities trading system or stock exchange upon which such Shares are listed.

      7.3     Nontransferability. Except as provided in this Section 7 and subject to applicable law, the Shares of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Board in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable only by such Participant or his or her guardian or legal representative.

      7.4     Removal of Restrictions. Except as otherwise noted in this Section 7, Restricted Stock and Restricted Stock Units covered by each Award shall be provided to and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Board. The Board may, in its sole discretion, reduce or remove the restrictions or reduce or remove the Period of Restriction with respect to Restricted Stock or Restricted Stock Units at any time for any reason.

      7.5     Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

      7.6     Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Board. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

ARTICLE VIII

PERFORMANCE AWARDS

      8.1     Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant Performance Awards in the form of either Performance Units, Performance Shares or Performance-Based Cash Bonuses to Participants subject to such Performance Goals and Performance Period as it shall determine. The Board shall have complete discretion in determining the number and value of Performance Awards granted to each Participant. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding).

      8.2     Value of Performance Awards. The Board shall determine the number and value of Performance Units, Performance Shares or Performance-Based Cash Bonuses granted to each Participant as a Performance Award. The Board shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Goals are met will determine the value of the Performance Award to the Participant. Such Performance Goals may be particular to a Participant, may relate to the performance of a Subsidiary or a division, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Board. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Agreement prescribed by the Board. The Board may, in its sole discretion, reduce or remove any Performance Goals or Performance Periods at any time for any reason.

      8.3     Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Award shall be entitled to receive the value thereof based on the degree to which the Performance Goals established by the Board and set forth in the Agreement have been satisfied.

      8.4     Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit or Performance Share shall be made in cash, Stock, or a combination thereof as determined by the Board. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance-Based Cash Bonus shall be made in cash. Payment may be made as prescribed by the Board.

ARTICLE IX

BONUS STOCK

      Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may award Shares of Bonus Stock to Participants without cash consideration. The Board shall determine and indicate in the relevant Agreement restrictions that shall apply to such Bonus Stock, which shall provide for vesting periods and/or periods of restriction that shall be not less stringent than those as contained in Article VII with respect to awards of Restricted Stock and Restricted Stock Units. In addition, such Shares shall be subject to at least the following restrictions:

(a) No Shares of Bonus Stock may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated if such Shares are subject to restrictions which have not lapsed or have not been vested.

(b) If any condition of vesting of the Shares of Bonus Stock is not met, all such Shares subject to such vesting shall be delivered to the Company and canceled (in a manner determined by the Board) within 60 days of the failure to meet such condition without any payment from the Company.

      The Board may, in its sole discretion, reduce or remove any restrictions or limitations on Bonus Stock at any time for any reason.

ARTICLE X

OTHER STOCK UNIT AWARDS

      10.1     Grant of Other Stock Unit Awards. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards that may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Board, in its sole and complete discretion, may determine that an Award, either in the form of an Other Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 5 through 9, may provide to the Participant (a) dividends or dividend equivalents (payable on a current or deferred basis) and (b) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Board in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “Rules”) of the Award. The Agreement shall specify the Rules of each Award as determined by the Board. However, each Other Stock Unit Award need not be subject to identical Rules.

      10.2     Rules. The Board, in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Rules:

(a) Common Stock or other securities issued pursuant to Other Stock Unit Awards may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant or a Change in Control of the Company. All rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(c) The Board, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

(d) Other Stock Unit Awards may be subject to a deferred payment schedule. Furthermore, all Other Stock Unit Awards granted under the Plan shall be subject to vesting periods and/or periods of restriction that are not less stringent than those as specified in Article VII with respect to awards of Restricted Stock and Restricted Stock Units.

(e) The Board, in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of, or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

(f) The Board may, in its sole discretion, reduce or remove any Performance Criteria, vesting schedule, or other restriction or condition imposed on Other Stock Unit Awards at any time for any reason.

ARTICLE XI

REGULATORY COMPLIANCE

      11.1     Issuance or Delivery of Shares. The issuance or delivery of any Shares of Common Stock subject to Awards may be postponed by the Board for such period as may be required to comply with any applicable requirements under the Federal or applicable state securities laws, any applicable listing requirements of any national securities exchange, or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if, in the opinion of Company’s counsel, the issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

ARTICLE XII

ADMINISTRATION

      12.1     Plan Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority within the limitations described herein to prescribe the form of the agreement embodying grants of Options. The Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may from time to time delegate certain of its administrative responsibilities under the Plan to Company personnel or to a committee. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done other than by such member’s own willful misconduct or as expressly provided by statute.

      12.2     Indemnification and Exculpation. The members of the Board, its agents, and officers and employees of the Company shall be indemnified, defended and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

ARTICLE XIII

AMENDMENT AND TERMINATION

      13.1     Amendment. The Board shall have the right to amend or modify the Plan in full or in part at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall:

(a) affect any right or obligation with respect to any Award grant theretofore made; or

(b) unless previously approved by the shareholders of the Company, where such approval is necessary to satisfy then applicable requirements of Federal securities laws, the Code, or rules of any stock exchange on which the Company’s Common Stock is listed:

(i) in any manner materially affect the eligibility requirements set forth in Article III;

(ii) materially increase the number of shares of Common Stock available for or subject to Award, except as provided in Section 4.2; or

(iii) materially increase the benefits to Participants under the Plan.

      13.2     Termination.

(a) In General. The Board shall have the right to terminate the Plan at any time; provided, however, that Awards that are granted on or before the termination date shall remain exercisable in accordance with their respective terms after the termination of the Plan.

(b) Termination Date. Unless terminated earlier by the Board, the Plan shall terminate on December 31, 2010; provided, however, that Awards that are granted on or before such date shall remain exercisable in accordance with their respective terms after the termination of the Plan.

ARTICLE XIV

MISCELLANEOUS

      14.1     Regulatory Approval. The Company’s obligation to issue and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or delivery of Common Stock.

      14.2     No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

      14.3     Severability. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

      14.4     Status Under ERISA. This Plan is not maintained as and is not intended to be an “employee benefit plan” under the Employee Retirement Income Security Act of 1974, as amended.

      14.5     Nontransferability of Awards. Except as specifically provided otherwise in this Plan, no Award granted under the Plan may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated by the Participant to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined under Section 414(p) of the Code. Any such attempted assignment or transfer in violation of this Section 14.5 shall be null and void. During the life of the Participant, Awards shall be exercisable only by such person or an alternate payee under a QDRO, or, in the event of incapacity, by the person or person properly appointed to act on his or her behalf.

      14.6     Rights as Stockholder. Subject to the Award provisions, no Participant shall be deemed a stockholder of the Company nor have any rights as such with respect to any Shares to be provided under the Plan until he or she has become the holder of such Shares. Notwithstanding the aforementioned, with respect to Stock granted as Restricted Stock, Performance Shares, Bonus Stock or Other Stock Unit Awards under this Plan, the Participant shall be deemed the owner of such Shares provided herein. As such, unless contrary to the provisions herein or in any such related Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant continues to be deemed the owner of such Stock.

      14.7     Valuing Awards. Solely for purposes of valuing the Awards granted under this Plan to determine a Non-Employee Director’s annual compensation package for a given year, the following rules shall apply unless determined otherwise by the Board in its sole discretion:

(a) Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock and Other Stock Unit Awards shall be valued based on the Fair Market Value of the shares subject to the Award on the Grant Date;

(b) Performance-Based Cash Bonuses shall be valued based on the maximum cash award that can be paid if the Performance Goals are satisfied (or deemed satisfied); and

(c) Options and Stock Appreciation Rights shall be valued using the methodology elected by the Company to value compensatory stock options for purposes of its annual report filed on Form 10-K.

      14.8     Applicable Law. The Plan shall be governed by, construed, and administered in accordance with the laws of the State of Delaware, except to the extent such laws are preempted by the laws of the United States.

APPENDIX C

AUDIT AND COMPLIANCE COMMITTEE CHARTER

of the Audit and Compliance Committee
of Beverly Enterprises, Inc.

      This Audit and Compliance Committee Charter was adopted by the Board of Directors (the “Board”) of Beverly Enterprises, Inc. (the “Company”) on February 12, 2004.

I.	Purpose

      The purpose of the Audit and Compliance Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.	Membership

      The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be an expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

      Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Compensation Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and with the independent auditor.

      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

      1.     Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

      2.     Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

      3.     Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

          Annual Financial Statements and Annual Audit

      4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      5.     Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

      6.     Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to paragraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

          Quarterly Financial Statements

      7.     Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

          Internal Audit

      8.     Appointment. The Committee shall review the appointment and replacement of the internal auditor.

      9.     Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

      10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

      11. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

      12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

      13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

      14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

      15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

      16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

      17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

      18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

      19. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

      20. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

      21. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

ê DETACH PROXY CARD HERE ê

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE	☒
ACCOMPANYING ENVELOPE.	Votes must be indicated (x) in Black or Blue ink.

Your Board of Directors recommends a vote FOR the approval of all proposals.
1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees:	William R. Floyd, John D. Fowler, Jr., John P. Howe, III, M.D., James W. McLane, Ivan R. Sabel, Donald L. Seeley, Marilyn R. Seymann, Ph.D.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them shall have full discretion to vote for any other person who may be nominated.

		FOR	AGAINST	ABSTAIN
2.	APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2004;	☐	☐	☐

3.	AMEND THE 1997 LONG-TERM INCENTIVE PLAN AND APPROVE THE PERFORMANCE GOALS UNDER THAT PLAN;	☐	☐	☐

4.	AMEND AND RESTATE THE NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN; AND	☐	☐	☐

5.	Transact any other business properly brought before the Annual Meeting, including at any adjournment or postponement of the Annual Meeting.

To change your address, please mark this box.    ☐

S C A N    L I N E

NOTE: Please sign exactly as name appears on this Proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return today in the enclosed envelope. This Proxy will not be used if you attend the meeting in person and so request.

Date	Share Owner sign here	Co-Owner sign here

BEVERLY ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas J. Babb, William R. Floyd and Jeffrey P. Freimark, each of them, as proxies, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of common stock of Beverly Enterprises, Inc. held of record by the undersigned on March 31, 2004 at the Annual Meeting of Stockholders to be held on May 20, 2004 and any and all adjournments or postponements thereof.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement; FOR the appointment of Ernst & Young LLP as independent auditors for 2004; FOR approval of the amendments to the 1997 Long-Term Incentive Plan and the performance goals utilized under such Plan; and FOR approval of the amendments to and restatement of the Non-Employee Directors’ Stock Option Plan.

(Continued and to be signed and dated on the reverse side.)

To include any comments, please mark this box.	☐	BEVERLY ENTERPRISES, INC. P.O. BOX 11358 NEW YORK, N.Y. 10203-0358